UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Great Lakes Dredge & Dock Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Great Lakes Dredge & Dock Corporation

2122 York Road

Oak Brook, Illinois 60523

(630) 574-3000

March 30, 2017

Dear Fellow Stockholder:

Our Board of Directors joins me in extending to you a cordial invitation to attend the 2017 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation. The meeting will be held on Thursday, May 11, 2017, beginning at 8:00 A.M. Central Daylight Time at the DoubleTree by Hilton Hotel Chicago – Oak Brook, Ogden Room, 1909 Spring Road, Oak Brook, Illinois, 60523. Please refer to the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for detailed information on the meeting and each of the proposals to be considered and acted upon at the meeting.

In accordance with Securities and Exchange Commission rules, we have elected to deliver our proxy materials over the internet to most stockholders, which allows stockholders to receive information on a more timely basis, while lowering the Company’s printing and mailing costs and reducing the environmental impact of the Annual Meeting.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, I urge you to vote your shares by proxy as soon as possible to ensure your vote is recorded at the Annual Meeting. You may vote by telephone, over the internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided.

Our Board of Directors appreciates your continued support of Great Lakes Dredge & Dock Corporation.

Sincerely,

Robert B. Uhler

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2017

TO THE STOCKHOLDERS OF GREAT LAKES DREDGE & DOCK CORPORATION:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Great Lakes Dredge & Dock Corporation (the “Company”) will be held on Thursday, May 11, 2017, beginning at 8:00 A.M. Central Daylight Time at DoubleTree by Hilton Hotel Chicago – Oak Brook, Ogden Room, 1909 Spring Road, Oak Brook, Illinois, 60523 for the following purposes:

1.

To elect as directors the two nominees named in the attached Proxy Statement to serve for three-year terms expiring at the 2020 Annual Meeting of Stockholders, and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal;

2.	To ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;
3.	To approve, on a non-binding advisory basis, the Company’s executive compensation;
4.	To conduct an advisory vote on the frequency of an advisory vote on executive compensation;
5.	To approve the Great Lakes Dredge & Dock Corporation 2017 Long-Term Incentive Plan; and
6.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments of the Annual Meeting.

The Proxy Statement following this Notice describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.

Only holders of record of common stock as of the close of business on March 17, 2017 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting.

In accordance with Delaware law, a list of the holders of common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder for at least 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting. The list may be reviewed during ordinary business hours at our main office, located at 2122 York Road, Oak Brook, Illinois 60523.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY TELEPHONE, OVER THE INTERNET, OR, IF YOU HAVE REQUESTED PAPER COPIES OF OUR PROXY MATERIALS BY MAIL, BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

By Order of the Board of Directors,

Kathleen M. LaVoy

Interim Corporate Secretary

Oak Brook, Illinois

March 30, 2017

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 11, 2017

The Great Lakes Dredge & Dock Corporation Proxy Statement and 2016 Annual Report are available at www.proxyvote.com

Great Lakes Dredge & Dock Corporation

2122 York Road

Oak Brook, Illinois 60523

(630) 574-3000

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 11, 2017

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Great Lakes Dredge & Dock Corporation for use at the 2017 Annual Meeting of Stockholders and at any postponements or adjournments of the meeting, sometimes referred to as the “Annual Meeting” or the “2017 Annual Meeting” in this Proxy Statement. Throughout this Proxy Statement when the terms “Great Lakes,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Great Lakes Dredge & Dock Corporation and its subsidiaries. We sometimes refer to our Board of Directors as the “Board.”

Notice of Electronic Availability of Proxy Statement and Annual Report

We are making this Proxy Statement, and the materials accompanying it, available to our stockholders electronically via the internet, as permitted by the SEC’s rules. A Notice of Internet Availability (the “Notice”) containing instructions on how to access our proxy materials and how to vote by proxy was first mailed on or before March 30, 2017 to all stockholders of record as of March 17, 2017 (the “record date”). We will also mail this Proxy Statement, and the materials accompanying it, to stockholders who have requested paper copies. If you would like to receive a printed copy of our proxy materials by mail, you should follow the instructions for requesting those materials included in the Notice that we mailed to you.

Shares Entitled to Vote

Only stockholders of record of our common stock, par value $0.0001 per share, at the close of business on the record date will be entitled to vote at the 2017 Annual Meeting. As of the record date, there were a total of 61,205,670 shares of our common stock outstanding, each share being entitled to one vote. There is no cumulative voting.

Quorum Requirement

The presence at the 2017 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting without notice, other than the announcement at the Annual Meeting of such adjournment, until a quorum shall be present or represented.

Even if you plan to attend the Annual Meeting, in order to ensure the presence of a quorum at the Annual Meeting, please vote your shares in accordance with the instructions described below. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shares owned by Great Lakes are not voted and do not count for quorum purposes.

Beneficial Owners

If you are the registered holder of shares, then you are the record holder of those shares, and you should vote your shares as described in the next section.

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as being held in “street name,” and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us how many of their clients own common stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, including a voting instruction form, you should vote your shares by following the procedures specified on the voting instruction form. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual Meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual Meeting.

Discretionary Voting by Brokers

Under current rules governing registered brokers, if you do not instruct your broker how to vote, your broker will have discretionary voting power for ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2), but would not have discretionary voting power for the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), the advisory vote on how often stockholders of the Company will be entitled to an advisory vote on executive compensation (Proposal 4), or the approval of the Company’s 2017 Long-Term Incentive Plan (Proposal 5).

How to Vote

You can vote at the Annual Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting in person.

There are three ways to vote by proxy:

•	by telephone – You can vote by touch-tone telephone by calling toll-free 1-800-690-6903 and following the instructions on our proxy card or the Notice;

•	by internet – You can vote by Internet by going to the website www.proxyvote.com and following the instructions on our proxy card or the Notice; or

•

by mail – If you have requested or receive paper copies of our proxy materials by mail, you can vote by mail by completing, signing, dating and mailing our enclosed proxy card in the pre-addressed, postage-paid envelope provided.

Votes submitted by telephone or electronically over the Internet must be received by 11:59 P.M., Central Daylight Time, on May 10, 2017.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may:

•	vote for the election of our director nominees; or
•	withhold authority to vote for our director nominees.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017, the approval of the non-binding resolution to approve the Company’s executive compensation and the approval of the Company’s 2017 Long-Term Incentive Plan.  You may vote for “ONE YEAR”, “TWO YEARS” or “THREE  YEARS” or “ABSTAIN” from voting on the proposal regarding the frequency of the advisory vote on executive compensation.

Votes by Proxy

All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the Board’s recommendations:

•	FOR the election of all director nominees named in the Proxy Statement (Proposal 1);
•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017 (Proposal 2);
•	FOR the approval, on an advisory basis, of the Company’s executive compensation (Proposal 3);
•	ONE YEAR as the frequency of the advisory vote on executive compensation (Proposal 4);
•	FOR the approval of the Company’s 2017 Long-Term Incentive Plan (Proposal 5).
•	In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

How to Revoke Your Vote

A stockholder may revoke a proxy at any time prior to its exercise:

•	by giving to our Corporate Secretary a written notice of revocation of the proxy’s authority, such notice to be delivered to our principal executive office;
•	by submitting a duly executed proxy bearing a later date; or
•	by attending the 2017 Annual Meeting and voting in person.

Cost of Proxy Solicitation

We will bear the costs and expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and will reimburse brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an anticipated approximate cost of $12,500 plus reasonable out-of-pocket expenses. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation being paid to these persons.

Vote Necessary to Approve Proposals

Proposal 1: The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the two persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

Proposal 2: Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2017, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

Proposal 3: The advisory resolution to approve the compensation of our named executive officers will be approved provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Proposal 4:  The advisory vote on executive compensation once every one, two or three years that receives the highest number of votes will be deemed the choice of stockholders. Abstentions and broker non-votes are not counted for purposes of determining which choice has been made. Although the outcome of this advisory vote as to the frequency of the advisory vote on executive compensation is non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Proposal 5: The resolution to approve the Company’s 2017 Long-Term Incentive Plan will be approved provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Householding

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice, or if you requested paper copies, one copy of our Proxy Statement and 2016 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you contact the Broadridge Householding Department at the following address:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way, Edgewood, New York 11717

1-800-542-1061

If you want to receive separate copies of Notices of Internet Availability, or paper copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact Broadridge at the address and phone number shown.

PROPOSAL 1 – ELECTION OF DIRECTORS

Set forth below are the names, years of birth, positions and biographies of our directors as of March 30, 2017, with the exception of Peter R. Deutsch, who will not be standing for re-election at the Annual Meeting. The Board of Directors has nominated the two directors identified below for re-election to the Board of Directors for three-year terms expiring at the 2020 Annual Meeting of Stockholders and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal:

Name	Position
Carl A. Albert	Non-employee Director
Lawrence R. Dickerson	Non-employee Director
Ryan J. Levenson*	Non-employee Director
Lasse J. Petterson	Non-employee Director and Chief Executive Officer-Designate
D. Michael Steuert	Non-employee Director
Robert B. Uhler	Non-employee Director and Board Chair
Michael J. Walsh*	Non-employee Director
Jason G. Weiss	Non-employee Director

*	Director nominated for election at the 2017 Annual Meeting.

Composition of the Board of Directors

Our Board is currently composed of nine members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. Deutsch, Levenson and Walsh are members of the class whose term expires at the 2017 Annual Meeting. Messrs. Petterson, Uhler and Weiss are members of the class whose term expires at the 2018 Annual Meeting, and Mr. Albert, Dickerson and Steuert are members of the class whose term expires at the 2019 Annual Meeting.

The Board has nominated Messrs. Levenson and Walsh for re-election, and the nominees have indicated a willingness to serve. Mr. Deutsch provided notice to the Company of his election to withdraw his name from consideration for the Company’s slate of director nominees for the 2017 Annual Meeting. Concurrent with the 2017 Annual Meeting, the size of the class of directors of the Board with a term expiring at the 2017 Annual Meeting will automatically decrease from three to two members, with Mr. Levenson being considered to be the successor to Mr. Deutsch.  The members of the two other classes of directors will continue in office for their existing terms. Upon the expiration of the term of a class of directors, the nominees for such class generally will be nominated for election to three-year terms at the Annual Meeting of Stockholders held in the year in which such term expires.

The persons named as proxies on the proxy card will vote the proxies received by them for the election of Mr. Levenson and Mr. Walsh, unless otherwise directed. In the event that a nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed proxy card may vote for a substitute nominee at their discretion as recommended by the Board.

Agreements with Respect to Nominees

As previously disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), pursuant to an agreement (the “Privet Agreement”) dated December 27, 2016 with Privet Fund LP and Privet Fund Management LLC (collectively, “Privet”), subject to certain exceptions, the Company agreed to include Mr. Levenson on its slate of nominees for the election of directors at the 2017 Annual Meeting.

Vote Required and Recommendation

The nominees for director will be elected for three-year terms, provided that they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that, if a quorum is present, the two persons receiving the greatest number of votes at the Annual Meeting will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE NAMED NOMINEES TO THE BOARD OF DIRECTORS.

Nominees For Election at the 2017 Annual Meeting

Ryan J. Levenson
Age: 41 (b. 1975)
Director since: 2016
Term expires: 2017

Great Lakes Committees:

•	Compensation Committee
•	Nominating and Corporate Governance Committee

Business Experience:

Mr. Levenson is currently Principal and Portfolio Manager of Privet Fund Management LLC. Mr. Levenson currently serves on the Board of Directors of Frequency Electronics, Inc. (NASDAQ:FEIM), Hardinge, Inc. (NASDAQ:HDNG), Agjunction, Inc. (TSX:AJX) and Cicero, Inc. (OTC:CICN). Previously, Mr. Levenson served as a director of RELM Wireless, Inc. (NYSE:RWC), where he served as a member of the Audit Committee, and as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. from May 2013 until its sale in March 2014. Mr. Levenson also served as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation from May 2006 until November 2012. Prior to founding Privet Fund Management LLC in February 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company, from 2003 until 2006. Prior to his service with MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity.

Education:

•	B.A., Vanderbilt University

Public Directorships (other than Great Lakes):

•	Frequency Electronics, Inc. (2016 – present)
•	Hardinge, Inc. (2016 – present)
•	Agjunction, Inc. (2016 – present)
•	Cicero, Inc. (2015 – 2017)
•	RELM Wireless, Inc. (2013 – 2014)
•	Material Sciences Corp. (2013 – 2014)
•	The Middleby Corporation (2006 – 2012)

Skills and Qualifications:

•	Private Equity, Investment and Asset Management. Extensive background in private equity, investment and asset management.
•	Corporate Governance. Prior service on several public boards, including membership on various Audit, Compensation and Corporate Governance Committees.
•	Management Experience. Experience as a principal, portfolio manager and vice president of business development.

Michael J. Walsh
Age: 62 (b. 1955)
Director since: 2014
Term expires: 2017

Great Lakes Committees:

•	Compensation Committee
•	Nominating and Corporate Governance Committee

Business Experience:

Major General Walsh USA (Ret.) has served since March 2016 as Senior Vice President—Water Resources and Coastal Resiliency at Dewberry, a privately held professional services firm, based in Fairfax, VA. He previously served as Deputy Commanding General for Civil and Emergency Operations for the U.S. Army Corps of Engineers from 2011 to 2013 and in roles of increasing rank and responsibility in the U.S. Army since 1977.

Education:

•	M.S., University of Florida
•	B.S., Brooklyn Polytechnical University
•	United States Army Command and General Staff College and Army War College

Public Directorships (other than Great Lakes):

•	None

Skills and Qualifications:

•	Government Contracting Experience. Extensive experience in government contracting.
•	Leadership Skills. Track record of leadership.
•	U.S. Army Corps of Engineers Experience. Prior Corps career provides invaluable insights into the needs and priorities of the Company’s largest client.

Directors Whose Term Will Continue Following the 2017 Annual Meeting

Carl A. Albert
Age: 75 (b. 1942)
Director since: 2010
Term expires: 2019

Great Lakes Committees:

•	Audit Committee (Chair)
•	Compensation Committee
•	Nominating and Corporate Governance Committee

Business Experience:

Since 2000, Mr. Albert has served as Board Chair and Chief Executive Officer of Fairchild Venture Capital Corporation, a private investment firm. From 1990 to 2000, he was the majority owner, Chairman and Chief Executive Officer of Fairchild Aerospace Corporation and Fairchild Dornier Luftfahrt, GmbH, both aircraft manufacturers. After providing start-up venture capital, he served from 1981 to 1988 as the Board Chair and Chief Executive Officer of Wings West Airlines, a regional airline that was acquired in 1988 by AMR Corporation, the parent of American Airlines. Mr. Albert also served as Board Chair of Boise Inc. (NYSE:BZ) for five years until October 2013 when Boise Inc. was acquired by Packaging Corporation of America for an aggregate transaction value of approximately $2 billion. Earlier in his career, he was an attorney practicing business, real estate and corporate law.

Education:

•	L.L.B., University of California at Los Angeles School of Law
•	B.A., University of California at Los Angeles

Public Directorships (other than Great Lakes):

•	Boise Inc. (2007 – 2013)

Skills and Qualifications:

•	Management Experience. Over the last three decades, Mr. Albert has been the Chairman and CEO of several businesses in the transportation and transportation manufacturing industries.
•	Corporate Governance. Prior service on public boards, including as Chair of other publicly traded companies.
•	International. Particular experience in European companies and transactions.
•	Finance/Capital Allocation/Strategy. Experience in other capital-intensive industries and in other service industries.

Lawrence R. Dickerson
Age: 64 (b. 1952)
Director since: 2017
Term expires: 2019

Great Lakes Committees:

•	Compensation Committee

Business Experience:

Mr. Dickerson spent 34 years at Diamond Offshore Drilling, Inc. (NYSE:DO), a deepwater oil and gas drilling contractor, where he served as President and Chief Executive Officer from 2008 until his retirement in 2014. Prior to his service as President and Chief Executive Officer, Mr. Dickerson served as Chief Financial Officer, during which he helped take the company public, and Chief Operating Officer, during which he gained substantial operating and commercial experience. In addition to being a seasoned executive, Mr. Dickerson has significant board experience. He has been a member of the Board of Directors on the boards of Murphy Oil Corporation (NYSE:MUR), a gas exploration and production company, and Oil States International (NYSE:OIS), an oilfield equipment services company, since 2014. Mr. Dickerson is a member of the Audit and Nominating and Governance Committees at Murphy Oil Corporation, and a member of the Audit Committee at Oil States International. He was Chairman of the Board of Directors of Hercules Offshore, Inc. (NASDAQ:HERO) from 2015 to 2016, an offshore drilling company, and he also served on the Board of Directors of Global Industries, Ltd. from 2008 – 2012, (NASDAQ:GLBL), a subsea construction company that was sold to Technip in 2011.

Education:

•	B.B.A., University of Texas (with Honors in Accounting)

Public Directorships (other than Great Lakes):

•	Murphy Oil Corporation (2014 – present)
•	Oil States International (2014 – present)
•	Hercules Offshore, Inc. (2015 – 2016)
•	Global Industries, Ltd. (2008 – 2012)

Skills and Qualifications:

•	Management Experience. Experience as a President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.
•	Corporate Governance. Prior service on several public boards, including as Chairman of another publicly traded company, including memberships on various Audit and Nominating and Governance Committees.
•	Capital Intensive Industry Experience. Extensive operating and commercial experience in capital intensive businesses in deepwater oil and offshore/gas drilling industries.

Lasse J. Petterson
Age: 60 (b. 1956)
Director since: 2016
Term expires: 2018

Business Experience:

Mr. Petterson most recently has served as a private consultant to clients in the oil and gas sector, and as Chief Operating Officer and Executive Vice President at Chicago Bridge and Iron Company N.V. (NYSE:CBI), an engineering, procurement and construction company, from 2009 to 2013. Reporting directly to the Chief Executive Officer, he was responsible for all of CB&I’s engineering, procurement and construction project operations and sales. Prior to CB&I, Mr. Petterson was Chief Executive Officer of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world. He was also President and Chief Operating Officer of AMEC Inc. Americas, a subsidiary of AMEC plc, a British multinational consulting, engineering and project management company. Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway over the course of 20 years. He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil & gas platform contractor. Mr. Petterson is expected to be appointed Chief Executive Officer of the Company once he receives his U.S. citizenship.

Education:

•	M.Sc. Engineering, Norwegian University of Technology
•	B.S., Norwegian University of Technology

Public Directorships (other than Great Lakes):

•	None

Skills and Qualifications:

•

Management Experience.  For two decades, Mr. Petterson has served in various executive and operational positions, and most recently has extensive experience as Chief Executive Officer, Chief Operating Officer and President.

•	International. Particular experience in multinational consulting, engineering and project management.
•

Capital Intensive Industry and Maritime Experience.  Extensive engineering, procurement and construction experience in the oil and gas sector, including offshore oil and gas platform contracting, and operational experience with maritime companies.

D. Michael Steuert
Age: 68 (b. 1948)
Director since: 2017
Term expires: 2019

Great Lakes Committees:

•	Audit Committee

Business Experience:

Mr. Steuert served as Senior Vice President  and Chief Financial Officer of Fluor Corporation (NYSE:FLR), one of the world’s largest publicly traded engineering, procurement, construction, maintenance, and project management companies, from 2001 until his retirement in 2012. Prior to his service at Fluor, Mr. Steuert served as SVP and CFO of Litton Industries Inc., a defense contractor acquired by Northrop Grumman Corporation in 2001, and as Senior Vice President and Chief Financial Officer of GenCorp Inc., now Aerojet Rocketdyne, a technology-based aerospace and defense company (NASDAQ:AJRD), from 1990 to 1999. Mr. Steuert started his career at TRW Inc. In addition to his extensive executive leadership experience, Mr. Steuert has substantial board experience. He has been a member of the Board of Directors of Liquefied Natural Gas Limited (ASX:LNG) since 2015, and is a member of its Audit Committee and Chairman of its Risk Committee. He has also been a member of the Board of Directors of Weyerhaeuser Co. (NYSE:WY) since 2004 and is Chairman and financial expert of the Audit Committee, and is a member of the Corporate Responsibility and Governance Committee thereof.

Education:

•	M.S. Industrial Administration, Carnegie Mellon University
•	B.S. Physics, Carnegie Mellon University

Public Directorships (other than Great Lakes):

•	Liquefied Natural Gas Limited (2015 – present)
•	Weyerhaeuser Co. (2004 – present)

Skills and Qualifications:

•	Management Experience. Extensive experience as a Chief Financial Officer.
•

Corporate Governance.  Prior service on public boards, including as Audit Committee Chair and financial expert and as Risk Committee Chair as well as memberships on multiple Audit committees and a Corporate Responsibility and Governance committee.

•

Construction and Project Management Experience.  Extensive leadership experience of one at the world’s largest publicly traded engineering, procurement, construction and maintenance project management companies.

Robert B. Uhler
Age: 70 (b. 1946)
Director since: 2015
Term expires: 2018

Great Lakes Committees:

•	Nominating and Corporate Governance Committee (Chair)

Business Experience:

Since 2013, Mr. Uhler has been President of The Uhler Group, a strategy consulting firm that assists companies, investors and their management teams on operational strategy advice, management team appraisals and organizational design. Prior to The Uhler Group, Mr. Uhler spent forty years in the engineering and construction field. For thirty-six years, he was employed at MWH Global Inc. (MWH), a leading water and natural resources firm that provides technical engineering, construction services, software and management consulting services globally in the private and public sectors. While at MWH, Mr. Uhler acted as the company’s primary business strategist for over 20 years through a variety of corporate leadership positions, including Chief Strategy Officer, President, Chief Executive Officer and Chairman. In addition, he led the international expansion of MWH through a disciplined sequential approach of acquisitions and immediate integration, widening the service offering and client set, and automating the delivery system. Over the years, MWH has been ranked in the top three firms in the world in water infrastructure, engineering and construction by multiple U.S. and international rating publications. Mr. Uhler also serves on the boards of several non-profit and private companies, including SC Companies, Inc., Smithsonian Institute’s National Museum of American History, and the Civil War Trust.

Education:

•	M.Engr., University of Florida
•	B.S., United States Military Academy at West Point

Public Directorships (other than Great Lakes):

•	None

Skills and Qualifications:

•	Strategic, Engineering and Construction Experience. Extensive background in formulating business strategies in the engineering and construction fields.
•	Management Experience. Experience as a President, Chief Executive Officer and Chief Strategy Officer.
•	International. Considerable knowledge and experience managing and expanding international business operations.

Jason G. Weiss
Age: 47 (b. 1969)
Director since: 2006
Term expires: 2018

Great Lakes Committees:

•	Audit Committee
•	Compensation Committee (Chair)

Business Experience:

Since June 2009, Mr. Weiss has been the managing member and sole owner of Terrapin Palisades Ventures, LLC, a private investment company. From 1988 to June 2009, Mr. Weiss was a managing member and co-founder of Terrapin Partners LLC, Terrapin Asset Management, LLC and TWF Management Company LLC, all private equity and asset management companies. Mr. Weiss served as Chief Executive Officer, Secretary and a member of the Board of Directors of Aldabra Acquisition Corporation from Aldabra’s inception in 2004 until the completion of the Aldabra merger with Great Lakes. From March 2007 until February 2008, Mr. Weiss was the Chief Executive Officer of Aldabra 2 Acquisition Corporation. In February 2008, Aldabra 2 acquired the paper and packaging assets of Boise Cascade, LLC (now Boise Inc.). Mr. Weiss serves as the Vice Chairman of the national board of the Humane Society of the United States (HSUS). He is the Chairman of HSUS’ Investment and Pension Trust Committee (which has approximately $200 million of assets), and also serves on HSUS’ Executive Committee and Risk Management Committee, and is its past Chairman.

Education:

•	J.D., Harvard Law School (cum laude)
•	B.A., University of Michigan (with Highest Distinction)

Public Directorships (other than Great Lakes):

•	Boise Inc. (2008 – 2013)

Skills and Qualifications:

•	Private Equity, Investment and Asset Management. Extensive background in private equity, investment and asset management.
•	Management Experience. Previous experience as a Chief Executive Officer in a variety of industries.
•	Legal Background.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

The Board is led by an independent Board Chair. Robert B. Uhler was elected Board Chair in January 2017. Pursuant to the Company’s Bylaws, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Board Chair as it deems appropriate from time to time. We currently separate the roles of Chief Executive Officer and Board Chair in recognition of the differences between the two roles as they are presently defined. At present, the Board believes that separation of the positions of Chief Executive Officer and Board Chair improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company, and ensures a significant role for the Board’s non-management directors in the oversight and leadership of the Company.

The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. In the last six months, the Company took active steps to refresh the Board with highly qualified, experienced, and engaged directors, including adding three new independent directors and one new outside director.  There are presently eight directors who are independent within the meaning of the NASDAQ Marketplace Rules (Messrs. Albert, Deutsch, Dickerson, Levenson, Steuert, Uhler, Walsh and Weiss) and one director who serves as a consultant to the Company and is expected to serve as its chief executive officer (Mr. Petterson). The Board believes its current, refreshed leadership structure strikes an appropriate balance between independent directors and directors affiliated with the Company, which allows the Board to effectively represent the best interests of the Company and its stockholder base.

When the Chief Executive Officer is concurrently serving as the Board Chair, the Board may elect an independent Lead Director.

The position of the independent Board Chair, or the Lead Director when the Chief Executive Officer is concurrently serving as the Board Chair, is intended to provide a check and balance on the role and responsibilities of the Chief Executive Officer. Our independent Board Chair and/or the Lead Director is expected to, among other things:

•	chair meetings (including executive sessions) of the independent directors;
•	act as principal liaison between the independent directors and our Chief Executive Officer;
•

help develop Board agendas with our Chief Executive Officer to ensure that topics deemed important by the independent directors are included in board discussions and sufficient executive sessions are scheduled as needed;

•

advise our Chief Executive Officer on quality, quantity and timeliness of information supplied by management to the independent directors and act as the liaison between the independent directors and our Chief Executive Officer to make certain that any additional information requested by directors is included in the materials prepared by management for the Board;

•	advise and consult on major corporate decisions, including strategy and capital spending initiatives;
•	represent the Company at meetings with business partners, industry representatives and potential clients;
•	communicate regularly with each director to be certain that every director’s views, competencies and priorities are understood; and
•	ensure directors and management function as a team in the best interest of all stakeholders.

The Board believes that the independent Board Chair is a strategic role that continues to add value to the Company.

The Board’s Role in Risk Management for the Company

As part of our risk management process, senior management discusses and identifies major areas of risk on an ongoing basis and periodically reviews these risks with the Board. The Company’s management process is designed to enable the Board to best determine our risk management profile and oversee our risk management strategies. The Board delegated oversight of this enterprise risk management process to the Audit Committee. This process employs a framework for identifying and assessing key strategic, operational, financial and compliance risks based upon guidelines of the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Company has adopted the COSO 2013 framework. This framework has allowed the Company to enhance its internal control environment, which is an integral part of enterprise risk management. The product of this process is a risk management overview that is shared with the Audit Committee.

On an ongoing basis, the various committees of the Board address risk in the areas relevant to their scope. For example:

•

the Nominating and Corporate Governance Committee evaluates the Board, individual Board members and the Board committees, oversees compliance with ethics policies and considers matters of corporate governance;

•

the Compensation Committee reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives in a manner that does not encourage excessive risk taking; and

•	the Audit Committee oversees the integrity of our financial reporting process and systems of internal controls.

The Compensation Committee performs an annual review of the compensation programs and procedures by which compensation decisions are made. The Committee analyzes whether the program encourages unnecessary or excessive risk taking.

We do not believe risks arising from our executive and broad-based compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our business, nor do we believe that the compensation programs encourage unnecessary or excessive risk taking.

The Compensation Committee reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives. In addition, as part of our risk management process, senior management periodically identifies and discusses major areas of risk with the Board. As part of its regular reports to the Board, the Committee discusses the potential for unnecessary or excessive risk taking. For more detail on the process by which compensation is set, see page 29, “Compensation Philosophy and Objectives.”

Specifically, the Board and the Compensation Committee control risks arising from compensation policies and practices in part by controlling the mix of cash and long-term equity incentives. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Annual incentives are capped for all named executive officers at 200% of target and annual incentives for all of our named executive officers are tied to overall corporate performance or overall division performance. The compensation provided to the executive officers in the form of long term equity awards helps further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and operating performance and because awards are staggered and subject to long term vesting schedules. Our long term equity awards in combination with our stock ownership requirements help ensure that executives have significant value tied to long term stock price performance and therefore are cognizant of how short-term decisions impact the long term health of the organization. In addition, management, the Compensation Committee and the Board each consider the risks associated with accounting and reporting, project cost estimating, compliance and safety.

More specifically, the Compensation Committee retains subjective discretion in some instances to adjust short-term incentive formulas, which allows the Compensation Committee to review the results from the fiscal year and determine whether, despite achievement of financial goals, the intents and purposes of the Key Executive Performance Bonus Plan were met. In doing so, the Compensation Committee may consider whether activities taken during that fiscal year comport with the Company’s strategic plan and align management objectives with stockholder interests. As a result, the incentive may be adjusted on an individual basis, despite achievement of formulaic targets.

In addition, certain awards granted in 2016 under our long-term incentive plan are comprised of equity that vests over a three- year period. These equity awards were structured to induce our executive officers to focus on the long-term capital appreciation, health and viability of the Company rather than a short-term increase in stock price.

Finally, the Company has a recoupment policy, which requires certain compensation to be repaid to the Company if awarded as a result of misstated earnings. The Board will re-evaluate and, if necessary, revise the recoupment policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act if and when the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market finalize the rules implementing recoupment requirements.

Board Composition and Committee Structure

Our Board of Directors currently consists of nine members and has a separately standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following table provides membership information as of March 30, 2017 for each of our Committees of the Board of Directors:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Carl A. Albert	X*	X	X
Peter R. Deutsch	X		X
Lawrence R. Dickerson(1)		X
Ryan J. Levenson(2)		X	X
D. Michael Steuert(3)	X
Robert B. Uhler(4)			X*
Michael J. Walsh(5)		X	X
Jason G. Weiss(6)	X	X*

*	Denotes Committee Chair.
(1)	Mr. Dickerson became a member of our Compensation Committee on January 24, 2017.
(2)	Mr. Levenson became a member of our Nominating and Corporate Governance Committee on December 27, 2016 and became a member of our Compensation Committee on January 24, 2017.
(3)	Mr. Steuert became a member of our Audit Committee on January 24, 2017.
(4)

Mr. Uhler became our Board Chair, and also became a member and Chair of our Nominating and Corporate Governance Committee, on January 3, 2017. Mr. Uhler served as a member of both the Audit Committee and Compensation Committee until January 24, 2017.

(5)	Mr. Walsh served as Board Chair and Chair of our Nominating and Corporate Governance Committee until January 3, 2017.
(6)	Mr. Weiss served as a member of our Nominating and Corporate Governance Committee until January 3, 2017.

Below is a description of each Committee of our Board of Directors.

Audit Committee.    The Audit Committee is comprised of Messrs. Albert, Deutsch, Steuert and Weiss, each of whom has been determined to be an independent director according to the rules and regulations of the SEC and the NASDAQ Stock Market. Additionally, our Board has determined that Mr. Albert is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee charter requires that all of its members be “independent directors,” as such term is defined under applicable NASDAQ Marketplace Rules.

The Audit Committee operates under a written charter, a copy of which is available on our website at www.gldd.com or may be obtained by writing to our Corporate Secretary at our principal executive office. Under this charter, the Audit Committee is responsible for:

•	overseeing the accounting and financial reporting processes, the audits of financial statements, and systems of internal controls regarding finance, accounting and legal compliance;
•	monitoring the independence and performance of our independent auditor and monitoring the performance of our internal audit function;
•	appointing and/or replacing our independent auditor and approving any non-audit work performed for us by the independent auditor;
•	preparing the report of the Audit Committee required to be included in the Company’s annual report or proxy statement;
•	providing an avenue of communication among the independent auditor, management and our Board; and
•	reviewing its charter annually and recommending changes to the Board.

The Board also delegated oversight for the risk assessment and management process to the Audit Committee.

The Audit Committee held seven meetings during 2016. The Audit Committee met in executive session at various times throughout the year with the independent auditor and internal audit manager.

Compensation Committee.    The Compensation Committee is comprised of Messrs. Albert, Dickerson, Levenson, Walsh and Weiss, each of whom has been determined to be an independent director according to the rules and regulations of the NASDAQ Stock Market and each of whom is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this Proxy Statement, and an “outside director” under section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Tax Code” in this Proxy Statement.

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.gldd.com or may be obtained by writing to our Corporate Secretary at our principal executive office. Under this charter, the Compensation Committee is responsible for:

•

reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance according to these goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	approving total compensation for executive officers, including oversight of all executive officer benefit plans in which such executive officers participate;
•	overseeing our general cash-based and equity-based incentive plans;
•

retaining or obtaining the advice of and terminating such independent legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary and reviewing their independence from management;

•	producing a Compensation Committee report on executive compensation as required by the SEC to be included in our annual report and/or proxy statement; and
•	reviewing its charter annually and recommending changes to the Board.

The Compensation Committee held seven meetings during 2016. The Compensation Committee has the authority to delegate actions to one or more subcommittees.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is comprised of Messrs. Albert, Deutsch, Levenson, Uhler and Walsh, each of whom has been determined to be an independent director according to the rules and regulations of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at www.gldd.com or may be obtained by writing to our Corporate Secretary at our principal executive office. Under this charter, the Nominating and Corporate Governance Committee is responsible for:

•	developing and periodically reviewing succession plans of the Chief Executive Officer and screening and recommending to the Board candidate(s) qualified to become Chief Executive Officer;
•

developing and recommending qualification standards and other criteria for selecting new directors, identifying and evaluating individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommending to the Board such individuals as nominees to the Board for its approval;

•	developing and overseeing annual evaluations of the Board and the Board committees;
•	establishing and evaluating the total compensation for the non-employee directors of the Board;
•	overseeing our compliance with ethics policies and considering matters of corporate governance; and
•	reviewing and reassessing the adequacy of its charter annually.

The Nominating and Corporate Governance Committee does not set specific minimum qualifications for director positions. Instead, the Nominating and Corporate Governance Committee believes that nominations for election or re-election to the Board should be based on a particular candidate’s merits and our needs after taking into account the current composition of the Board. The Nominating and Corporate Governance Committee considers potential candidates for director who may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional executive search firms, stockholders or other persons. When evaluating candidates annually for nomination for election, the Nominating and Corporate Governance Committee considers all relevant factors regarding the candidates, including an individual’s skills, diversity, independence from us, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. The Nominating and Corporate Governance Committee also seeks to achieve the appropriate balance of industry and business knowledge and experience, including, without limitation, expertise in the dredging industry, the function and needs of the Board, financial expertise, public company experience, personal integrity and reputation.

Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit our needs are identified, and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the Board. After the Board approves a candidate, the Chair of the Nominating and Corporate Governance Committee extends an invitation to the candidate to join the Board.

In 2016, the Company engaged a third party search firm to identify candidates for our Chief Executive Officer position.  This search firm recommended Mr. Petterson for such position, and Mr. Petterson then met with individual members of the Nominating and Corporate Governance Committee and the Board. Following this comprehensive selection process for a successor for our retiring Chief Executive Officer, the Nominating and Corporate Governance Committee recommended Mr. Petterson as a potential Board candidate based on his wealth of experience in the engineering, construction and maritime industries.  It is expected that Mr. Petterson will serve as a non-employee director of the Company until he receives his U.S. citizenship, upon which it is expected that he shall be appointed chief executive officer of the Company and shall continue to serve as a director.

In addition, in 2016, the Company also engaged a third party search firm to identify candidates to serve as non-employee directors.  The search firm identified Mr. Dickerson and Mr. Steuert for this role. Following a comprehensive review process, the Nominating and Corporate Governance Committee recommended to the Board that Mr. Dickerson be added to the Board based on his extensive operating and commercial experience in capital intensive businesses and recommended to the Board that Mr. Steuert be added to the Board based on his wealth of executive and financial experience in the engineering, procurement and construction industry.

In addition, in 2016, the Nominating and Corporate Governance Committee recommended Mr. Levenson as a candidate to join the Board, after engaging in constructive dialogue with Privet regarding delivering long-term shareholder value for the Company. Mr. Levenson’s appointment is part of a settlement and standstill agreement that Company entered into on December 27, 2016 with Privet, the beneficial owner (at the time) of 5.2% of Company’s outstanding shares.

When evaluating director candidates and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee considers a variety of factors. These include each nominee’s independence, financial literacy, industry knowledge, personal and professional accomplishments, experience in light of the needs of the Board and Company and availability. For incumbent directors, the factors include past performance on the Board or in the Company and contributions to their respective committees, if any.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for membership on the Board, provided that a complete description of such proposed nominee’s qualifications, experience and background, together with a statement signed by each proposed nominee in which he or she consents to act as such, accompanies the recommendations, and provided further that any such recommendation must also be made according to the procedures, and within the same time deadlines, applicable under our Bylaws to director nominations. Such recommendations should be submitted in writing to the attention of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois 60523 and should not include self-nominations.

The Nominating and Corporate Governance Committee held seven meetings during 2016.

Attendance at Board of Directors and Committee Meetings.    Our Board of Directors held 16 meetings during 2016. Each member of the Board attended at least 75% of all meetings of the Board and those Board committees on which he served in 2016. The members of our Board are encouraged to attend our Annual Meeting of Stockholders. In May 2016, all members of our Board then in office attended our Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of Great Lakes or any of our subsidiaries during fiscal 2016, was a former officer or employee of the same or had any relationship requiring disclosure under Item 404 of Regulation S-K. No interlocking relationship existed during the fiscal year ended December 31, 2016 between our Board or Compensation Committee and the board or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Director Independence and Executive Sessions of Independent Directors

The Board of Directors has determined that Messrs. Albert, Deutsch, Dickerson, Levenson, Steuert, Uhler, Walsh and Weiss, constituting a majority of the Board, are independent directors, as such term is defined under applicable NASDAQ Marketplace Rules. The independent directors of the Board meet periodically in executive sessions without our management present.

Stockholders wishing to communicate with the independent directors may contact them by writing to: Independent Directors, c/o Corporate Secretary, Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois 60523. Any such communication will be promptly distributed to the directors named in the communication in the same manner as described below in “Communications with the Board of Directors.”

Code of Ethics

We have a written Code of Business Conduct and Ethics (the “Code”) that applies to all members of the Board and our employees, including our principal executive officer, principal financial officer, controller and persons performing similar functions. The Code is reviewed and updated on a regular basis, and a new version of the Code was adopted by the Board in May 2016. All of our salaried employees have reviewed and certified compliance with the Code. In addition, on an annual basis, all of our salaried employees receive training on the Code. Senior management, as well as individuals with responsibility for foreign operations or purchasing, receive additional training on the Foreign Corrupt Practices Act and other international compliance topics.

Our Code can be found on our website at www.gldd.com. We will post on our website any amendments to or waivers of the Code for executive officers or directors, in accordance with applicable laws, regulations and listing standards. A copy also may be obtained by writing to our Corporate Secretary at our principal executive office.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate with our Board of Directors can send communications to one or more members of the Board by writing to the Board or to specific directors (including independent directors or committee chairs) or to a group of directors at the following address:

Great Lakes Dredge & Dock Corporation Board of Directors

c/o Corporate Secretary

Great Lakes Dredge & Dock Corporation

2122 York Road

Oak Brook, Illinois 60523

Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board of Directors. Every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Compensation of Directors

Non-employee directors receive compensation for Board service which is designed to fairly compensate directors for their Board responsibilities. An employee director receives no additional compensation for Board service. The Nominating and Corporate Governance Committee has the primary responsibility to review and consider any revisions to directors’ compensation. Director compensation is typically reviewed annually by the Nominating and Corporate Governance Committee, which recommends any changes to the Board for approval. In 2016, the Compensation Committee bore responsibility for reviewing and approving any grants of common stock to our directors. Under our new 2017 Long-Term Incentive Plan, the Company anticipates that the Nominating and Corporate Governance Committee will review and approve grants of common stock to our directors. Each of our non-employee directors currently receives an annual retainer of $155,000, payable quarterly in arrears. The retainer is generally payable 50% in cash and 50% in grants of fully vested shares of our common stock at the end of each fiscal quarter. In addition to the annual retainer, our Board approved the annual retainers for committee service or committee chair service, as applicable, as set forth below. The committee annual retainers are paid in cash to the committee members each quarter in arrears.

The Compensation Committee and the Board also reviewed the demands and duties of the Board Chair above and beyond those of other non-employee directors. For 2016, the Compensation Committee determined that the demands and duties of the Board Chair would be less than in prior years, taking into consideration the establishment of a special committee to consider strategic alternatives, and adjusted the annual retainer of the Board Chair from $150,000 to $100,000, payable quarterly in arrears. The retainer is payable 50% in cash and 50% in grants of fully vested shares of our common stock at the end of each fiscal quarter. For 2016, all grants of fully vested shares payable to directors were reduced by 20% because of the Compensation Committee’s view that the Company’s share price at the time of grant was undervalued, and to control stockholder dilution from the number of shares granted.

Non-employee directors are subject to a stock retention requirement and are required to retain common stock in the amount of five times the annual cash retainer received for service as a member of the Board. For 2016, that amount was $387,500 in common stock. Until the required ownership level is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes). All directors have either achieved the required ownership level or are in compliance with the retention requirement.

Annual Compensation for Board and Committee Service During 2016

	Board(1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Chair(2)	$100,000	$17,500	$10,000	$5,000
Member	$155,000	$5,000	$3,750	$2,500

(1)	The annual retainer listed for the Board does not include the 20% reduction applied to all grants of fully vested shares of our common stock payable to directors, as discussed above.
(2)

The annual retainer earned by the Board Chair is in addition to the annual retainer earned for serving as a member of the Board. From October 2015 to March 2016, the additional annual compensation paid to the Board Chair was $150,000. In March 2016, the additional annual compensation paid to the Board Chair was reduced from $150,000 to $100,000. The annual retainers paid to the committee chairs are in lieu of the retainers paid to the members of the committees.

The following table sets forth the compensation paid to each individual who served as a non-employee director during the year ended December 31, 2016.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Carl A. Albert(6)	$106,256	$61,994	$168,250
Peter R. Deutsch	$85,006	$61,994	$147,000
Ryan J. Levenson(3)	$879	$680	$1,559
Lasse J. Petterson(4)	$1,490	$1,188	$2,678
Robert B. Uhler(6)	$102,389	$61,994	$164,383
Michael J. Walsh(5)(6)	$141,257	$101,990	$243,247
Jason G. Weiss	$95,006	$61,994	$157,000

(1)

As an employee of the Company, Mr. Berger was not entitled to additional compensation for serving on the Board. See “Summary Compensation Table for Year Ended December 31, 2016” for his employee compensation information.

(2)

The amounts reported in this column represent the portion of the annual retainer payable in fully vested shares that each director received for his service during 2016.  The annual retainer is payable in substantially equal installments on the last day of each quarter and prorated for any quarter of partial service by the non-employee director.  The shares had a grant date fair value of $4.46 per share on March 31, $4.36 per share on June 30, $3.50 per share on September 30 and $4.20 per share on December 30, 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” referred to in this proxy statement as “FASB ASC Topic 718.” The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	Mr. Levenson commenced service on the Board on December 27, 2016.
(4)	Mr. Petterson commenced service on the Board on December 24, 2016.
(5)

In addition, for serving as Board Chair, Mr. Walsh received additional quarterly awards of fully vested shares of our common stock equal to $10,000, and additional quarterly cash awards of $12,500, on March 31, June 30, September 30 and December 30, 2016, with the same per share grant date values as noted in footnote (2) to this table.

(6)

Includes additional one-time cash retainer for service on special committee established to lead the search for a new chief executive officer following the announcement of Mr. Berger’s retirement, as follows: Mr. Uhler (special committee chair), $17,500; Mr. Albert, $5,000; and Mr. Walsh, $5,000.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. During 2016, Deloitte & Touche LLP also served as our independent registered public accounting firm and, in addition, provided certain tax and other audit-related services. See “Matters Related to Independent Registered Public Accounting Firm – Professional Fees.” Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required and Recommendation

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2017 provided this proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of voting against the proposal.

Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

Based solely on our review of filings with the SEC and/or written representations and materials furnished to us from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is based on 61,205,670 shares of common stock outstanding as of the record date, and sets forth certain information with respect to the beneficial ownership of our common stock as of the same date by:

•	each person whom we know to own beneficially more than five percent of the outstanding shares of our common stock;
•	each of our directors and named executive officers; and
•	all of our current directors and executive officers as a group.

Unless otherwise stated, each of the persons in the table has sole voting and investment power with respect to the securities beneficially owned.

	Beneficially Owned
	Number of Shares of Common Stock	Percentage of Common Stock
Dimensional Fund Advisors LP(1)	5,150,558	8.42%
Boston Partners(2)	4,559,006	7.45%
Jennison Associates LLC(3)	4,091,923	6.69%
BlackRock, Inc.(4)	3,887,915	6.35%
Wellington Management Group LLP(5)	3,763,560	6.15%
Privet Fund LP(6)	3,295,125	5.38%
Jonathan W. Berger(7)	—	*
Kyle D. Johnson(8)(9)	168,642	*
Mark W. Marinko(8)	8,795	*
Christopher P. Shea(8)	4,055	*
David E. Simonelli(8)(10)	408,508	*
Carl A. Albert(8)(11)	95,863	*
Peter R. Deutsch(8)	132,734	*
Lawrence R. Dickerson(8)	0	*
Ryan J. Levenson(6)(8)	3,295,287	5.38%
Lasse J. Petterson(8)	50,283	*
D. Michael Steuert(8)	0	*
Robert B. Uhler(8)	67,764	*
Michael J. Walsh(8)	48,640	*
Jason G. Weiss(8)(12)	765,696	1.25%
All directors and executive officers as a group (15 persons)(8)	5,046,267	8.24%

*	Denotes less than 1%
(1)

Dimensional Fund Advisors LP (“Dimensional LP”) may be deemed to be the beneficial owner of 5,150,558 shares of our common stock. Dimensional LP has sole power to vote or direct the voting of 4,994,569 of such shares and the sole power to dispose or direct the disposition of all such shares. Dimensional LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The principal business address of Dimensional LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The information in this footnote (1) was derived from the Schedule 13G/A filed by Dimensional LP with the SEC on February 9, 2017 reporting ownership as of December 31, 2016.

(2)

Boston Partners (“Boston Partners”), in its capacity as investment adviser, may be deemed to be the beneficial owner of 4,559,006 shares of our common stock. Boston Partners has sole power to vote or direct the voting of 2,685,480 of such shares and the sole power to dispose or to direct the disposition of all such shares. The principal business address of Boston Partners is One Beacon Street, 30th Floor, Boston, Massachusetts 02108. The information in this footnote (2) was derived from a Schedule 13G/A filed by Boston Partners with the SEC on February 10, 2017 reporting ownership as of December 31, 2016.

(3)

Jennison Associates LLC (“Jennison”) may be deemed to be the beneficial owner of 4,091,923 shares of our common stock. Jennison has the sole power to vote or direct the voting of all such shares and the shared power to dispose or direct the disposition of all such shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Company’s common stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s Schedule 13G may be included in the shares reported on any Schedule 13G that may be filed by Prudential. The principal business address of Jennison is 466 Lexington Avenue, New York, New York 10017. The information in this footnote (3) was derived from a Schedule 13G/A filed by Jennison with the SEC on February 3, 2017 reporting ownership as of December 31, 2016.

(4)

BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 3,887,915 shares of our common stock. BlackRock has the sole power to vote or direct the voting of 3,738,603 of such shares and sole power to dispose or direct the disposition of all such shares. The principal business address of BlackRock is 55 East 52nd Street, New York, New York 10055. The information in this footnote (4) was derived from a Schedule 13G/A filed by BlackRock with the SEC on January 24, 2017 reporting ownership as of December 31, 2016.

(5)

Wellington Management Group LLP and its affiliates (collectively, “Wellington”), in their capacities as investment advisers, may be deemed to be the beneficial owner of 3,763,560 shares of our common stock.  Wellington has sole power to vote or direct the voting of no shares and sole power to dispose or direct the disposition of no shares.  Wellington has shared investment power over 2,781,366 shares and shared dispositive power over 3,763,560 shares. The principal business address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. The information in this footnote (5) was derived from a Schedule 13G/A filed by Wellington with the SEC on February 9, 2017 reporting ownership as of December 30, 2016.

(6)

Privet Fund LP (“Privet Fund”) may be deemed to be the beneficial owner of 3,295,125 shares of our common stock. Privet Fund and Privet Fund Management LLC (“Privet Fund Management”), as general partner and investment manager of Privet Fund, have the shared power to vote or direct the voting of 3,146,625 shares and the shared power to dispose or direct the disposition of all such shares. Privet Fund Management, as investment manager of a certain managed account, (the “Privet Fund Account”) may be deemed to be the beneficial owner of 148,500 shares of our common stock. Privet Fund Management has the shared power to vote or direct the voting of all such shares and the shared power to dispose or direct the disposition of all such shares. The principal address of Privet Fund is 79 West Paces Ferry Road, Suite 200B, Atlanta, Georgia 30305. Mr. Levenson, solely by virtue of his position as the managing member of Privet Fund Management, the general partner and investment manager of Privet Fund, may be deemed to beneficially own the shares owned directly by Privet Fund. Mr. Levenson expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The information in this footnote (6) was derived from a Schedule 13D/A filed by Privet Fund, Privet Fund Management LLC (“Privet Fund Management”) and Ryan Levenson with the SEC on January 3, 2017.

(7)	Does not include ownership by Jonathan W. Berger as he is no longer employed by the Company and the Company does not have access to information regarding his ownership.
(8)	The address for each of our executive officers and directors, unless otherwise noted, is c/o Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois 60523.
(9)	Includes 168,642 options to purchase Common stock, exercisable within 60 days of the record date.
(10)	Includes 294,845 options to purchase Common stock, exercisable within 60 days of the record date.
(11)	Includes 10,000 shares of common stock held by the Albert-Schaefer Trust, a trust established for the benefit of Mr. Albert and his wife, of which Mr. Albert and his wife are co-trustees.
(12)	Includes (i) 666,562 shares of common stock held by the Jason G. Weiss Revocable Trust dated August 2, 2000 and (ii) 100 shares of common stock held by the wife of Mr. Weiss.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs for our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers serving as executive officers of the Company on December 31, 2016 (the “named executive officers”). For 2016, our named executive officers were:

Name	Title
Jonathan W. Berger	Chief Executive Officer (retired effective January 3, 2017)
Mark W. Marinko	Interim Chief Executive Officer (effective January 3, 2017), Senior Vice President and Chief Financial Officer
Kyle D. Johnson	Executive Vice President and Chief Operating Officer
Christopher P. Shea	President of the Environmental & Infrastructure Division
David E. Simonelli	President of the Dredging Division

Mr. Berger notified the Board in October 2015 of his intention to retire, effective as of the earlier of April 13, 2017 or a date chosen by the Board. On January 4, 2017, the Company announced that Mr. Berger’s retirement as Chief Executive Officer would be effective as of January 3, 2017 and that Mr. Marinko would be appointed as Interim Chief Executive Officer, effective as of the same date. During Mr. Marinko’s service as Interim Chief Executive Officer, he shall receive a base salary increase of $15,000 per month.

This section also describes the objectives of the Company’s executive compensation program, the goals the program is designed to reward, and the determination of the formulas to measure performance and award levels. For additional information regarding compensation of the named executive officers, see “Elements of Compensation.”

EXECUTIVE SUMMARY

2016 Business Overview

The year ended December 31, 2016 represented a period of both growth and challenge for the Company.  The Company performed well on domestic dredging projects and Great Lakes Environmental & Infrastructure, LLC returned to profitability. The strong performance of these operations, however, was offset by a decline in international work that impacted the entire international dredging industry and continued challenges in the remainder of the environmental & infrastructure segment. As a result of the continued underperformance, the decision was made to divest the assets from the services portion of the environmental & infrastructure segment in the latter half of the year.

2016 was an exceptional year for the Company’s safety program. In 2016, our dredging segment achieved our best safety performance on record and our environmental & infrastructure segment reduced its total recordable incident rate over 50% from the prior year.

The Board completed several strategic activities in 2016. First, the Board continued a diligent and deliberate process to examine and explore a wide range of strategic alternatives to enhance stockholder value. This process concluded in July 2016. In addition, a special committee of the Board continued the task of locating a successor for our retiring Chief Executive Officer, selecting experienced operations executive Lasse J. Petterson for the role in December 2016. Mr. Petterson will serve as a non-employee director of the Company until he receives his U.S. citizenship, as required by the Jones Act, upon which it is expected that he shall be appointed Chief Executive Officer of the Company. Mr. Petterson’s compensation is expected to be commensurate with that of the Company’s retired Chief Executive Officer, Mr. Berger.

Our Focus for 2017

We believe 2017 will be a year of growth for the Company. We look forward to the launch of our new articulated tug-barge hopper dredge, the Ellis Island, which will be the largest hopper dredge in the U.S. market and already has a project in backlog for it to execute in the latter half of 2017. Given the divestiture of the services business, we expect our environmental & infrastructure segment to improve over 2016 results and be profitable in 2017.

2016 Compensation Highlights

Performance-Based Compensation.    Pay for performance is an important objective of our compensation program. Consistent with that objective, variable compensation constituted the majority of our named executive officers’ compensation. Moreover, in 2016, the Compensation Committee increased the percentage of performance-based (as compared to time vesting) compensation opportunity in the long term incentive program for its named executive officers from 33% to 70% of target. The table below illustrates the mix of the primary components of target compensation opportunity for our Chief Executive Officer and our other named executive officers, on average (total compensation or the fixed and variable components may not sum due to rounding).

CEO TARGET COMPENSATION OPPORTUNITY

OTHER NAMED EXECUTIVE OFFICERS TARGET COMPENSATION OPPORTUNITY

Target and Realizable Pay. The Company’s pay for performance philosophy is further illustrated by the percentage of target pay earned by our named executive officers, after taking into account actual performance. The chart below illustrates our Chief Executive Officer’s realizable pay as compared to his target compensation over the last three years. As illustrated by the chart below, as of December 31, 2016, our Chief Executive Officer’s earned compensation for 2014, 2015 and 2016 was, on average, 35% lower than his target total compensation. This chart and the total realizable pay reported in this chart provides supplemental information regarding the compensation paid to our Chief Executive Officer and should not be viewed as a substitute for the 2016 Summary Compensation Table.

(1)

Target pay includes base salary, target annual incentive, and the target grant-date fair value of long-term incentives (excluding the 20% overall reduction in the value of restricted stock units and target performance stock units for 2016) for the Chief Executive Officer for the fiscal year.

(2)

Realizable pay includes: (i) actual base salary earned; (ii) actual annual incentive earned; (iii) the in-the-money value of stock options (none), (iv) the value of vested restricted stock units granted during the three-year period, valued on the date of vesting, based on the closing stock price on the vesting date; (v) the value of unvested restricted stock units granted during the three-year period, based on the closing stock price on December 30, 2016; (vi) the earned value of performance share awards granted in 2014, 2015 and 2016 (none were earned); and (vii) the earned value of the 2016 performance-based cash award as of December 31, 2016 (for which the performance period is complete).

The vast majority of reported pay represents potential pay, without regard to whether the amounts were actually earned or the value of the share-denominated awards at vesting. For example, reported pay includes the grant date fair value of performance-based restricted stock units. However, none of the performance-based restricted stock units granted in each of 2014, 2015 and 2016 were earned, and were therefore forfeited by the named executive officers. We believe that showing realizable compensation illustrates for stockholders the alignment between pay and performance.

How We Pay Executives: Key Elements of 2016 Compensation

Our executive compensation program is structured within a framework of a few key elements: base salary; annual incentive compensation; long term incentive compensation; and benefits. Each element serves a different but critical purpose in achieving the objectives of the program. Overall compensation is structured to place an increasingly larger amount of compensation at risk at successively higher levels of management. For fiscal year 2016, approximately 71% of our chief executive officer’s target compensation was at risk and between 52% and 57% of the other named executive officers’ target compensation was at risk.

Outlined in the following table are the key components of our 2016 executive compensation program, a description of their purpose, and the key actions and decisions made with respect to each of them for 2016.

Element of Compensation	Form & Objective	2016 Highlights
Base Salary page 32	• Fixed component, delivered in cash. • Set at appropriate levels to allow us to attract and retain executive talent without incurring excessive fixed costs.	The Committee reviewed base salaries for the named executive officers, increasing the base salary for two of our named executive officers: 5.8% for Mr. Marinko and 15.1% for Mr. Simonelli.

Annual Incentive Compensation page 32

•     Variable component, delivered in cash or a combination of cash and equity.

•     Provides an opportunity for executives to earn additional income if short term financial performance objectives are achieved.

•     Incentive compensation pools are funded based on achievement relative to pre-determined financial measures, as outlined on page 32. Actual incentive compensation for individuals may be above or below the funded amount, based on a subjective assessment of individual performance and achievement of pre-established qualitative goals.

Messrs. Berger, Marinko, Johnson and Simonelli participated in the Executive Leadership Performance Bonus Program. Company Adjusted EBITDA was the measure used to determine funding of the incentive compensation pool for Messrs. Berger, Marinko, and Johnson. The measures used to determine the funding of the incentive compensation pool for Mr. Simonelli were the dredging segment’s Adjusted EBITDA (weighted 90%) and the environmental & infrastructure segment’s Adjusted EBITDA (weighted 10%). Mr. Shea’s incentive compensation was guaranteed per his employment contract.

Company Adjusted EBITDA and dredging segment Adjusted EBITDA were achieved between threshold and target, and environmental & infrastructure segment Adjusted EBITDA was below threshold. Actual incentive compensation for the named executive officers, as outlined on page 34, was allocated from this pool, with adjustments from funded amounts, if any, based on a subjective assessment of individual performance and achievement of pre-established qualitative goals.

Long Term Incentive Compensation page 33

•     Grants of restricted stock units, performance shares, and long-term performance cash.

•     Aligns the interests of management, employees and our stockholders and motivates and rewards achievement of key financial and strategic objectives as well as increases in stockholder value. Also provides a retention mechanism.

Long term incentive awards in 2016 for the named executive officers were targeted at 30% in restricted stock units, 30% in performance shares, and 40% in long-term performance cash. Each named executive officer’s restricted stock unit and performance share target values were reduced by 20% because the Committee believed that the share price of the Company’s stock at the time of grant was undervalued and to control stockholder dilution from the number of shares granted. Similarly, the long-term performance cash component was introduced to control stockholder dilution, while still providing the executives a reasonably competitive total compensation opportunity.

Restricted stock units under our 2016 program vest in three equal annual installments, subject to the executive’s continued employment. In addition, Mr. Shea received a grant of $250,000 in restricted stock units in January 2016 as an inducement to join the Company. These restricted stock units vest in their entirety on the third anniversary of the grant, subject to Mr. Shea’s continued employment with the Company.

Performance shares under our 2016 program vest in three equal annual installments on the anniversary of the grant date, subject to the executive’s continued employment, as well as achievement    of performance metrics related to free cash flow for fiscal year 2016. Performance shares granted under our 2016 program were forfeited because the Company’s free cash flow performance did not exceed the threshold performance requirements. Performance shares granted in 2015 were subject to 2015 Adjusted EBITDA performance, as well as achieving a two-year average return on capital (ROC) threshold for 2015 and 2016. The Company’s two-year average ROC for the performance period did not exceed threshold requirements; as a result, all of the 2015 performance shares were forfeited.

Long-term performance cash incentives under our 2016 program were earned on the basis of the extent to which the Company was successful in collecting payment during 2016 of a specified outstanding foreign account receivable in the amount of $21.2 million. The Company met this performance requirement in full. Earned amounts will vest in their entirety on the third anniversary of the award date, subject to the executive’s continued employment.

Benefits page 35	• Support business and human resources strategies to provide equitable value to executives relative to other Company employees.

Named executive officers participate in the same benefits programs that are provided to other employees, including life and medical insurance and 401(k) matching and profit sharing.

In addition, a select group of executives, including the named executive officers, are eligible to participate in the Supplemental Savings Plan, which permits them to elect to defer salary compensation and to receive matching and profit sharing contributions under the same formula as under the 401(k) plan, but without regard to Internal Revenue Service (“IRS”) limits for qualified plans.

2016 Governance Highlights

Below are selected Company executive compensation and governance practices. These highlights serve to illustrate our commitment to provide a compensation program that supports our financial and strategic goals, aligns executive pay with stockholder value creation, and discourages unnecessary and excessive risk taking.

•	Much of our executive compensation is variable and linked to meeting our financial and strategic goals and to the Company’s stock price performance over time.
•	The Compensation Committee engages an independent compensation consultant to advise on various executive compensation matters.
•

The Compensation Committee regularly reviews an analysis of the Company’s incentive compensation plans to evaluate whether they are designed to create and maintain stockholder value and do not encourage excessive risk-taking.

•	Our annual incentive compensation and our long-term incentive compensation are based on different performance metrics.
•	All senior executives have stock retention requirements to encourage long term alignment of interests and to mitigate risk.
•

We have a compensation recoupment policy, which requires certain compensation (including both cash compensation and equity compensation) to be repaid to the Company if awarded as a result of misstated earnings.

•	We have double trigger cash severance and long-term incentive provisions in the event of a change in control.
•	The Company does not provide excise tax gross-ups for excess parachute payments under Section 280G of the Tax Code.

•

Our grant agreements for restricted stock units (both time-vesting and performance-based) prohibit the payment of dividend equivalents prior to the vesting date, and no dividend equivalents are paid with respect to restricted stock units that are forfeited.

•	Perquisites to senior executives are minimal. The only perquisite provided to senior executives that is not provided to all employees is the Supplemental Savings Plan.
•

The Company discourages senior personnel from engaging in hedging or pledging of Company securities and requires the submission of a detailed explanation and justification for any such proposed transactions. During 2016, none of our named executive officers hedged or pledged any Company securities.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The overall goal of the Company’s compensation program is to attract and retain highly skilled, performance oriented executives and to closely align compensation paid to our named executive officers with our operating and financial performance. The Compensation Committee provides our executives with compensation opportunities and benefits it deems to be fair, reasonable and competitive in the marketplace. Specific objectives of our executive compensation philosophy are as follows:

•	To attract, motivate and retain highly experienced executives who are considered vital to our short term and long term success, profitability and growth;
•	To achieve accountability for performance by linking annual cash awards to achievement of measurable performance objectives; and
•

To align the interests of executives and stockholders through long term incentives that reward executives for the achievement of strategic and financial goals that are designed to successfully drive our operations and thereby enhance stockholder value.

Overall, we believe our executive compensation program is designed to encourage executive officers to operate the business in a manner that enhances stockholder value in both the short and long term, includes a focus on appropriate risk/reward analysis and is consistent with programs in place among similarly-situated companies. The compensation philosophy provides for a direct relationship between compensation and the achievement of our goals and seeks to include management in upside rewards and downside risk. In 2016, a significant portion of the executive’s overall compensation was tied to a comparison of adjusted actual EBITDA to adjusted budgeted EBITDA, which represents net income (loss), adjusted for net interest expense, income taxes, depreciation, amortization expense, debt extinguishment, accelerated maintenance expense for new international deployments, goodwill or asset impairments, gains on bargain purchase acquisitions and other adjustments in the Compensation Committee’s discretion in accordance with the terms of the plan. We use Adjusted EBITDA as one metric for evaluating our executives’ performance-based compensation because it allows us to evaluate our executives’ operational efficiency and their success in translating the value from revenues to the enterprise value of the Company. In 2016, a portion of certain of our executives’ overall compensation was also tied to free cash flow because we believe this metric is an important measure of our liquidity and capital resources. Measuring free cash flow allows us to determine our success in generating cash, which is then available for investment in our business, return to our stockholders, or for other purposes. The Company measures free cash flow, a non-GAAP measure, as operating cash flow less investing activities related to property, plant and equipment.

In addition, we use our long-term incentive plan to further align the interests of management with those of our stockholders by granting long term equity to our executives which ties the compensation of our executives to the creation of long term stockholder value. In 2016, the Company granted a combination of restricted stock units, performance shares and long-term performance cash to its named executive officers, with the mix of equity awards designed to provide balance to the Company’s long term incentive program and satisfy the Company’s goal of increasing retention of executives. Performance shares are grants of share units that vest based on the achievement of performance goals, in addition to continued employment. The long-term performance cash grant was designed to encourage the Company’s focus on a single accounts receivable collection. We believe that performance shares and long-term performance cash allow the Company to create effective performance incentives and to enhance the financial efficiency of the overall compensation program. The proper alignment between management interests and our stockholder interests was demonstrated by the complete forfeiture of performance shares granted in 2015 and 2016 to certain executives because performance targets, including ROC (for the two year performance period of 2015-2016) and free cash flow (for 2016) were not met.

COMPENSATION PROCESS

Our annual compensation review is undertaken at the direction and under the supervision of the Compensation Committee. Other than our Chief Executive Officer, no executive officers are involved in making recommendations for executive officer compensation. Our Chief Executive Officer is not involved in setting his own compensation levels.

Generally, in the first quarter of each year, the Compensation Committee reviews our historical pay and Company performance information, including our performance relative to the objectives set forth in the prior year’s incentive program. Based on our performance, as well as recommendations from our Chief Executive Officer, the Compensation Committee approves annual incentives for executive officers. The Compensation Committee also determines the compensation program for the current year. As part of this process, the Compensation Committee reviews the aggregate value of the total compensation opportunities provided to each of the executive officers. Following the review, the Compensation Committee determines current fiscal year annual base salaries, target annual incentive compensation, and long term incentive opportunities for each executive officer. The Compensation Committee also approves the goals, metrics, and weightings for our annual incentive compensation and the performance share component of our long term incentives for the current fiscal year. The determination of budgeted EBITDA and free cash flow, the goals upon which our incentive program are premised, is made by the Board in the first quarter. For 2016, the Compensation Committee set performance goals for the annual incentive compensation and long term incentive programs based on the achievement of certain percentages of budgeted EBITDA and free cash flow and the collection of a specified outstanding foreign account receivable in the amount of $21.2 million. Under the design of the 2016 long-term incentive award program, any earned amounts under the 2016 performance-based cash awards will vest in their entirety on the third anniversary date of the award date, subject to the executive’s continued employment.

Long term incentives are awarded pursuant to the 2007 Long-Term Incentive Plan, as amended and restated (the “2007 Plan”). Every year, the Compensation Committee reviews the mix of types of incentives and the percentage of each type of incentive granted. In 2016, the Compensation Committee chose to grant restricted stock units with a combination of performance-based and service-based vesting, as well as a cash-based long-term incentive award. The Compensation Committee believed this mix of grant types would motivate key executives to drive business results against the Company’s goals, while further aligning management’s interests with those of our stockholders over the long term. The Compensation Committee eliminated stock options from the 2016 program design as it did not believe that stock options had, or were perceived to have, the opportunity to reach their full anticipated value due to the historical volatility of the stock price.  As a result, stock options were not considered to be as effective as restricted stock units in achieving all of the Company’s business and compensation objectives under the circumstances, including retention and motivation of key executives.

It is the Compensation Committee’s policy to authorize and grant equity awards as of the date of the Compensation Committee meeting at which such awards are approved by the independent directors who serve on the Compensation Committee, based upon the fair market value of our common stock as of the grant date of the award. The Compensation Committee determines the value of the award to be made to each recipient and the terms and conditions of the awards including the applicable time and performance vesting criteria. For additional detail on the Company’s grants in 2016, refer to “Long Term Incentive Awards” on page 33.

Throughout the year, the Compensation Committee  discusses the philosophy for the overall compensation packages, and decides whether changes should be made in the design of the program.

Role of Compensation Consultants

The Compensation Committee has the authority under its charter to retain outside consultants or advisors for assistance. Our Compensation Committee has engaged the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant to advise the Compensation Committee on the reasonableness of compensation levels and on the appropriateness of the Company’s executive compensation program structure in supporting the Company’s business objectives. FW Cook is engaged by and reports directly to the Compensation Committee. FW Cook does not perform any other services for the Company. The Compensation Committee has considered the independence of FW Cook and has concluded that FW Cook’s engagement does not raise any conflict of interest.

In 2016, the Compensation Committee worked with FW Cook on a number of matters, including but not limited to the following:

•

conducting a competitive analysis of executive compensation levels for our named executive officers as compared to compensation data for executives at companies in our comparator group and selecting a new comparator group for 2017 related compensation decisions;

•	reviewing and providing alternatives and recommendations regarding incentive program design practices and, in particular, assistance in designing a new long term incentive plan;
•	examining the group of participants to whom long term incentives are granted;
•	reviewing levels of share usage, fair value transfer and potential dilution;
•	providing competitive analysis and preliminary recommendations on executive severance benefits;

•	consulting on terms and conditions for employment agreements for certain executives, including the employment agreement for the individual selected to be the Company’s new chief executive officer;
•	providing analytical materials and summaries for Compensation Committee meetings; and
•	reviewing drafts and commenting on the CD&A and related compensation tables in the proxy statement.

A key aspect of FW Cook’s work was the determination of the companies which comprise a group used in competitive comparisons of compensation practices. Construction of an appropriate comparator group was challenging because there are no direct industry competitors that are public and of similar size.

To develop the comparator group, FW Cook used the following criteria:

•

Companies in the following S&P Global Industry Classification System (GICS) Industries and Sub-Industries, which include asset-intensive companies that provide large infrastructure and engineering services:

Industries		Sub-Industries
101010	Energy Equipment & Services	10101020	Oil & Gas Equipment & Services
201030	Construction & Engineering	20103010	Construction & Engineering
202010	Commercial Services & Supplies	20201050	Environmental & Facilities Services

•

The resulting companies’ trailing four quarters revenues were examined to see if the results were between one third and three times the Company’s trailing four quarters revenues with additional consideration given to market capitalization.

•

The resulting companies were then further screened on a qualitative basis to include those in the most similar industries to the Company and to position the Company’s size near the median of the overall group.

The peer group used in FW Cook’s competitive analysis conducted in late 2015 that was used to inform the Compensation Committee’s decisions on 2016 target pay opportunities consisted of the following companies:

Aegion	MYR Group	Team, Inc.
Dycom Industries	Orion Group	Tetra Tech
Granite Construction	Primoris Services	TRC Companies
Layne Christensen	Sterling Construction	Willbros Group
Matrix Service

FW Cook reviewed the peer group during 2016 to determine whether the companies remained appropriate comparators. Two peer companies, Dycom and Tetra Tech, were removed from the peer group because of their significantly larger size. Four companies were added:  Ameresco; Hill International; IES Holdings; and Mistras Group. The resulting comparator group used in FW Cook’s competitive analysis conducted in late 2016 that was used to inform the Compensation Committee’s decisions on 2017 target pay opportunities consisted of the following companies:

Aegion	Layne Christensen	Primoris Services
Ameresco	Matrix Service	Sterling Construction
Granite Construction	Mistras Group	Team, Inc.
Hill International	MYR Group	TRC Companies
IES Holdings	Orion Group	Willbros Group

The Compensation Committee utilizes the comparator group as a reference point for decisions relating to our compensation program involving its named executive officers. Executive compensation data from the comparator group is aggregated by the compensation consultant and presented to the Compensation Committee in summary form. The Compensation Committee reviews the aggregated data to obtain a general understanding of current compensation practices in our comparator group and as a market check that the Company’s pay practices are generally competitive and fulfill the Compensation Committee’s stated goal of attracting and retaining its named executive officers. The Compensation Committee does not target specific levels of executive compensation as compared to the comparator group.

ELEMENTS OF COMPENSATION

The primary elements of our compensation program for named executive officers are base salary, an annual incentive opportunity, and long term incentive awards. Each component is designed to contribute to a total compensation package that is competitive, performance-based, and supportive of our financial and strategic goals. In determining the total compensation of the named executive officers, the Compensation Committee considers our operating and financial performance as a whole, as well as each executive’s execution of the responsibilities associated with his or her respective position.

Base Salary.    We seek to provide competitive base salaries that allow us to attract and retain executive talent without incurring excessive fixed costs. Accordingly, we consider a variety of factors such as salaries of executives in similar positions in our comparator group, our executives’ skills, experience, and knowledge, responsibilities required of the executives in their roles, importance of the position to the Company and the difficulty of replacement. Increases to executives’ base salaries also result in increases to annual incentive opportunities and long term incentive awards because target annual incentive compensation and target long term incentives are calculated as a percentage of base salary.

Effective January 1, 2016, two of our named executive officers received salary increases. Decisions regarding individual salary levels were based upon a review of multiple criteria including the comparator group market data, the individual’s performance, and the advice of our independent compensation consultant. Base salary increases were provided to Messrs. Marinko and Simonelli to better align their salaries with salaries of executives in similar positions at comparator companies. Messrs. Berger, Johnson, and Shea did not receive salary increases.

Name	FY 2015 Annual Salary	FY 2016 Annual Salary	% Increase over 2015
Jonathan W. Berger	$700,000	$700,000	0.0%
Mark W. Marinko	$345,000	$365,000	5.8%
Kyle D. Johnson	$330,000	$330,000	0.0%
Christopher P. Shea	$350,000	$350,000	0.0%
David E. Simonelli	$347,500	$400,000	15.1%

Annual Incentive Compensation.    The Company’s annual incentive compensation program is designed to be supportive of the Company’s short term operating objectives and to provide competitive target total annual compensation opportunities.

Key Executive Performance Bonus Program.    In 2016, the Company granted annual incentive compensation pursuant to the Key Executive Performance Bonus Program, which was administered under the 2007 Plan. Messrs. Berger, Marinko, and Johnson (collectively, the “Corporate Executives”) and Mr. Simonelli (the “Dredging Executive”) participated in the program, which was designed for key executives selected by the Compensation Committee. As discussed below, Mr. Shea was awarded a bonus in accordance with his employment agreement.

The target incentive pool was equal to the sum of each participant’s individual target with the actual incentive pool funded based on achievement of certain performance measures specific to each group of executives. Performance for the Corporate Executives was measured based on the financial results of the Company as a whole while performance for the Dredging Executive was measured based 90% on the financial results of the dredging segment and 10% on the financial results of the environmental & infrastructure segment. For 2016, Company Adjusted EBITDA as compared to budget funded the incentive pool for Corporate Executives and dredging segment Adjusted EBITDA as compared to budget funded 90% of the incentive pool for the Dredging Executive as follows:

	Adjusted EBITDA vs. Budget
	Corporate Performance Level	Dredging Division Performance Level	Pool Funding (% Target)
< Threshold	<$ 66.9M	<$ 66.2M	0%
Threshold	$ 66.9M	$ 66.2M	50%
Target	$ 95.6M	$ 94.6M	100%
Maximum	>=$ 124.3M	>=$ 123.0M	200%

*	Performance between threshold and target and target and maximum are linearly interpolated

Actual Company Adjusted EBITDA and actual dredging segment Adjusted EBITDA were between threshold and target. Company Adjusted EBITDA of $71.96 million funded the Corporate Executive incentive pool at 66.82% of target, and dredging segment Adjusted EBITDA of $91.3 million, when weighted by 90%, funded the Dredging Executive incentive pool at 80.14% of the allocated target. The environmental & infrastructure segment did not achieve threshold performance and did not fund the portion of the Dredging Executive’s incentive compensation allocated to this segment. The Compensation Committee retains subjective discretion to adjust each of the performance measures as it deems appropriate and in accordance with the terms of the plan. Adjustments are generally intended to mitigate the effects of unanticipated events that, unless excluded, would be inconsistent with the intent of the annual incentive compensation program. In 2016, the Compensation Committee did not exercise its subjective discretion to adjust any of the performance measures.

The annual incentive pool is allocated to the key executives based on individual performance, as approved by the Compensation Committee after considering each executive’s performance and the recommendation of the CEO (for participants other than himself). Decisions regarding actual individual incentive awards are based upon funded amounts for the annual incentive pool and a qualitative evaluation of the key executive’s individual contribution to overall company performance. While the Compensation Committee may modify calculated annual incentives from 0-150% based on individual performance, individual modifications are expected to be generally +/- 10% of calculated amounts, except in extraordinary circumstances. Prior to determination of individual performance awards, each named executive officer typically submits a written self-appraisal regarding the achievement of his pre-established qualitative goals for the year. The pre-established qualitative goals are set at the beginning of the performance period for each named executive officer and are designed to motivate performance with respect to other stated strategic, operational, financial and corporate objectives. For the named executive officers other than the Chief Executive Officer, the appraisals are reviewed by the Chief Executive Officer. Given the retirement of Mr. Berger in early 2017, Mr. Berger provided performance appraisals for each of the named executive officers, which were then reviewed by Mr. Marinko and the Compensation Committee. The self-appraisal for the Chief Executive Officer is reviewed by the Compensation Committee. The Compensation Committee, in its subjective judgment, awarded annual incentive awards to the key executives based on achievement of certain qualitative goals, as follows:

•

Mr. Berger earned an incentive award below target and the funding level for his pool. The Compensation Committee exercised its subjective discretion to reduce Mr. Berger’s incentive award based on cost and schedule overruns in the Company’s new build program.

•	Messrs. Marinko, Johnson and Simonelli each earned an incentive award, as a percentage of his target, consistent with the funding level for his pool.
•

Mr. Shea earned a bonus of $200,000 for fiscal year 2016 pursuant to his employment contract, as discussed further below. Mr. Shea did not earn additional incentives, per his employment contract, because the environmental & infrastructure segment did not reach certain performance thresholds.

The table below provides a summary of target individual incentive award opportunities for each of our named executive officers as compared to actual individual incentive awards. The target award opportunities, as a percentage of salary, remained the same as in 2015.

	Target Award Opportunity (FY 2016)			Actual Award	% of Target Opportunity Earned
Name	% Salary	$		(FY 2016)	(FY 2016)
Jonathan W. Berger	90%		$630,000	$370,966	58.9%
Mark W. Marinko	50%		$182,500	$121,947	66.8%
Kyle D. Johnson	50%		$165,000	$110,253	66.8%
Christopher P. Shea(1)	N/A	$	N/A	$200,000	N/A
David E. Simonelli	55%		$220,000	$176,299	80.1%

(1)

As discussed above, Mr. Shea’s bonus was determined in accordance with his employment contract. In addition, on March 15, 2016, Mr. Shea received an additional bonus of $70,000 pursuant to his employment agreement to compensate him for the forfeiture of certain incentive compensation from his prior employer.

Long Term Incentive Awards.    In 2016, the Company granted long term incentive awards in the form of equity awards and performance cash, which are designed to attract and retain executives, to reward the achievement of performance objectives, and to strengthen the link between compensation and increased stockholder value.

The Compensation Committee and management regularly monitor the environment in which we operate and make changes to our long term incentive program to help us meet our long term financial and strategic goals while attracting, motivating and retaining top talent. In considering the size and type of awards, the Compensation Committee reviews our overall performance for the prior year, the individual executive’s performance for the prior year, the executive’s level of responsibility, historical award data, compensation practices at comparator companies and the value of awards already held by named executive officers. The Compensation Committee targets a level of long term incentives that results in competitive target total direct compensation (base salary plus target annual incentives plus target long term incentives).

In March 2016, the Compensation Committee granted long term incentive awards in the form of restricted stock units, performance shares, and long-term performance cash awards. The Compensation Committee increased Mr. Marinko’s target long term incentive opportunity from 40% to 60% to better align his compensation with that of executives in similar positions at comparator companies and other members of executive management. The target long term incentive opportunities, as a percentage of salary, remained the same as in 2015 for the other named executive officers; however, the equity grants (restricted stock units and performance shares) for all named executive officers were reduced by 20% because of the Compensation Committee’s view that the Company’s share price at the time of grant was undervalued, and to control stockholder dilution from the number of shares granted. Similarly, the long-term cash component was introduced to control stockholder dilution, while still providing the executives a reasonably competitive total compensation opportunity. Further details regarding the long-term incentive grants are as follows:

•

Restricted Stock Units.    Restricted stock units encourage retention and align the interests of management with those of our stockholders through the benefits and risks of stock ownership over the vesting period. Approximately 30% of the total long term incentive grant value for each of the named executive officers was awarded in the form of restricted stock units.

•

Performance Shares.    Performance shares strongly align long term compensation for named executive officers with corporate-wide responsibilities with Company performance. Approximately 30% of the total long term incentive grant value for each of the named executive officers under the 2016 program was awarded in the form of performance shares, with vesting ranging from 0%—200% of target based on actual performance. Performance shares granted as part of this program are eligible to vest based on our actual free cash flow as compared to budgeted free cash flow for fiscal year 2016, which had a target of $23.1 million.

•

Long-Term Performance Cash Awards.   Long-term performance cash awards, replaced a portion of the program that was previously based on time-vesting requirements alone; the long-term performance cash awards are earned based on the successful collection during 2016 of a specified outstanding foreign account receivable in the amount of $21.2 million. The Company met this performance requirement in full. Earned amounts will vest in their entirety on the third anniversary date of the award date, subject to the executive’s continued employment.

The named executive officers were granted a mix of restricted stock unit awards, performance shares and long-term performance cash awards with total grants and grant-date fair value for the year as follows:

	Restricted Stock Units		Target Number of Performance Shares		Long-Term Performance Cash Awards
Name	# of Shares	Grant Date Fair Value(1)	# of Shares	Grant Date Fair Value(1)	Grant Date Fair Value	Total Target LTI Value
Jonathan W. Berger	69,421	$252,000	69,421	$252,000	$420,000	$924,000
Mark W. Marinko	14,479	$52,560	14,479	$52,560	$87,600	$192,720
Kyle D. Johnson	16,364	$59,400	16,364	$59,400	$99,000	$217,800
Christopher P. Shea	9,256	$33,600	9,256	$33,600	$56,000	$123,200
David E. Simonelli	19,835	$72,000	19,835	$72,000	$120,000	$264,000

(1)	Grant date fair value is calculated in accordance with ASC Topic 718.

In January 2017, the Compensation Committee also reviewed the performance metrics for performance shares granted to Messrs. Berger, Marinko and Johnson in 2015, and the performance metrics for performance shares granted to all of the named executive officers in 2016. Performance shares granted in 2015 were subject to 2015 Adjusted EBITDA performance with respect to a target goal of $110.7 million, as well as achieving a two-year average return on capital (ROC) threshold goal of 6% for 2015 and 2016. Performance shares granted in 2016 were subject to achievement of a free cash flow target goal of $23.1 million for fiscal year 2016. The Committee determined that none of the performance metrics were met for either performance period and, as a result, the named executive officers forfeited the performance shares.

Other Programs.    The Company believes in adopting other benefit programs that are supportive of business and human resource strategies and that provide for the delivery of equitable value to executives relative to lower level employees. The Company strives to avoid programs that do not support an identifiable business objective.

Accordingly, the named executive officers generally participate in the same benefits program that is provided to other employees, including life and medical insurance and 401(k) matching and profit sharing. Our 401(k) plan provides that we will match, dollar for dollar, up to 6% of an employee’s salary and incentive compensation that is contributed to his or her 401(k) account. We also may provide a profit sharing contribution to an employee’s 401(k) account as a percentage (between 0% and 10%) of the employee’s salary. However, the IRS limits the total annual contribution for an employee into a qualified plan. This amount was $53,000 for 2016.

In addition, our named executive officers as well as other eligible employees may contribute to a Supplemental Savings Plan, a nonqualified deferred compensation plan that allows eligible employees to elect to defer salary and annual incentive compensation and to receive matching and profit sharing contributions in excess of the maximum amounts that they can defer or receive under the 401(k) plan due to IRS limits. Although the Supplemental Savings Plan is unfunded, participants may elect to notionally invest deferred amounts in most of the investment alternatives that are available under the qualified 401(k) plan. Participants also elect when to receive distributions of deferred amounts under the Supplemental Savings Plan. No tax gross-ups will be provided to participants under the Supplemental Savings Plan. In 2016, all of the eligible named executive officers participated in the Supplemental Savings Plan.

Compensation of President of Environmental & Infrastructure Division.    Mr. Shea was appointed the President of the Environmental & Infrastructure Division on November 2, 2015. Pursuant to an employment agreement entered into between Mr. Shea and the Company, Mr. Shea was entitled to the following compensation for fiscal year 2016: (i) base salary in the amount of $350,000; (ii) a minimum guaranteed bonus in the amount of $200,000, subject to increases based on the environmental & infrastructure division’s achievement of certain levels of EBITDA; and (iii) participation in the Company’s long term incentive program. Subject to Mr. Shea’s continued employment through each of the following dates, Mr. Shea is entitled to receive: (1) to match an offer received by Mr. Shea from another company, $70,000, $50,000 and $25,000 payable in cash on or before March 15, 2016, 2017, and 2018, respectively; and (2) to compensate Mr. Shea for the forfeiture of certain incentive compensation from his prior employer, $200,000 payable in cash in each of his first paychecks of 2015 and 2016, and $250,000 in restricted stock units, which vest on January 15, 2019 and are subject to his continued employment with the Company. For fiscal year 2017, Mr. Shea is not entitled to a minimum guaranteed bonus but, per his employment agreement, his bonus shall be based on the environmental & infrastructure division’s achievement of certain levels of EBITDA.

Separation Agreement with Jonathan W. Berger.    In connection with Mr. Berger’s January 3, 2017 retirement from the Company, he entered into a Separation Agreement and General Release, which provides for the following benefits: (i) payment of his Base Salary through his announced retirement date of April 13, 2017; and (ii) reimbursement of up to $10,000 in moving expenses.  Mr. Berger was also entitled to receive full vesting for any unvested equity awards (with an estimated value of $973,917, based on our closing stock price on the separation date), the unvested 2016 cash performance award, to the extent earned (with an estimated value of $420,000), and employer subsidization of COBRA costs through his announced retirement date of April 13, 2017 (approximately $2,656).  With the exception of the moving expenses, these payments were consistent with the payments Mr. Berger was entitled to pursuant to the terms of his employment agreement with the Company for retirement.  Under the General Release, Mr. Berger agreed to release the Company from any and all claims and agreed not to bring any action or litigation against the Company for claims which may have arisen during his employment. Mr. Berger remains bound to certain restrictive covenants as set forth in his employment agreement, including with respect to non-competition, non-solicitation and confidentiality. The parties further agreed to a mutual non-disparagement clause.

Post-Employment Compensation.    As of December 31, 2016, all of our continuing named executive officers had written employment agreements which would entitle each executive to severance benefits depending upon the circumstances of resignation or termination. The Compensation Committee believes that these agreements provide essential protections to both the named executive officers and the Company. Agreements providing for severance and change-in-control payments assist us in attracting and retaining qualified executives who could have other job alternatives. At the same time, the applicable agreements preserve our valuable assets by imposing upon the executives non-competition and non-solicitation restrictions, confidentiality obligations, and cooperation covenants.

The Board and the Compensation Committee believe that retention of key personnel is an important goal, and employment agreements are one vehicle for retaining top talent. The Board and Compensation Committee believe the agreements are in our best interest and the best interest of our stockholders, particularly in the context of any potential transaction. The Board and Compensation Committee believe that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. These agreements do not provide excise tax gross-ups.

2016 “Say on Pay” Advisory Vote on Executive Compensation

At the 2016 Annual Meeting of Stockholders, approximately 86% of voting stockholders cast an advisory vote in support of the Company’s executive compensation program. While this vote demonstrated a high level of support for our compensation program and was considered as one of many factors in deciding the Company’s compensation policies and procedures, the Compensation Committee annually examines the executive compensation program and makes changes intended to further align the Company’s executive compensation program with the philosophies, goals and objectives described in this section. The Compensation Committee did not make any changes to the program in response to the 2016 stockholder advisory vote on executive compensation.

Stock Retention Requirements

To further align management and stockholder interests, all of our current named executive officers have a stock retention requirement. The required retention levels are expressed as a multiple of salary, as summarized in the table below:

Name	Position	Retention Requirement
Jonathan W. Berger	Chief Executive Officer (Retired, effective January 3, 2017)	5.0x salary
Mark W. Marinko	Interim Chief Executive Officer (effective January 3, 2017), Senior Vice President and Chief Financial Officer	3.0x salary
Kyle D. Johnson	Executive Vice President and Chief Operating Officer	3.0x salary
Christopher P. Shea	President of Environmental & Infrastructure Division	2.0x salary
David E. Simonelli	President of Dredging Division	3.0x salary

All shares of common stock count towards the retention requirement. For Messrs. Johnson and Simonelli, vested but unexercised options granted prior to 2014 are valued using the Black-Scholes model and count towards a portion of their retention requirement. Until the required multiple-of-salary retention level is attained, executives must retain 50% of net profit shares realized at (i) exercise of stock options, (ii) settlement of performance shares, and (iii) vesting of restricted shares.

Compensation Recoupment (“Clawback”) Policy

We have a compensation recoupment policy which requires certain cash and equity incentive compensation to be repaid to the Company if awarded as a result of inaccurate financial data. The policy applies to current and former executive officers of the Company, as well as other employees designated by the Board or the Compensation Committee. In addition, the policy allows the Compensation Committee to recoup compensation paid to an employee as a result of any conduct justifying termination for cause of that employee.

Tax Considerations

Special rules limit the deductibility of compensation paid to our named executive officers. Under Section 162(m) of the Tax Code, the annual compensation paid to our chief executive officer and our three other most highly compensated executive officers, other than our chief financial officer, will be deductible to the extent it does not exceed $1,000,000 or satisfies certain conditions set forth in Section 162(m) relating to qualifying performance-based compensation. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the compensation must be subject to achievement of performance goals established by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the Company’s stockholders and (iii) except in the case of compensation that is attributable solely to the increase in the value of the stock of the Company, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

The Company’s intention is for the Compensation Committee to consist solely of “outside directors” as defined for purposes of Section 162(m) of the Tax Code. The goal of the Committee is to structure compensation to take advantage of the exemption under Section 162(m) for qualified performance-based compensation, to the extent practicable; however, the Committee may elect to provide compensation outside those requirements when it deems appropriate to achieve its compensation and business objectives.

Changes to the Compensation Program for 2017

During 2016 and 2017, the Compensation Committee reviewed our executive compensation program and made changes to performance metrics used for the long term incentive program for 2017. Performance shares under our 2017 program will vest based on the achievement of performance metrics related to after-tax return on invested capital (“ROIC”). The Company is a capital-intensive business and the Compensation Committee believes ROIC provides a useful measure of how efficiently the Company employs its capital and whether adequate returns from that capital are achieved. The Compensation Committee also adopted a new comparator group for peer review and analysis purposes for 2017 compensation decisions. During 2017, the Compensation Committee intends to perform a full review of the Company’s compensation program, to ensure the Company’s compensation program appropriately motivates executives and aligns compensation with the Company’s strategic goals.

Compensation Committee Report

The Compensation Committee has adopted and implemented compensation philosophies and objectives that form the basis for our executive compensation program. We believe that this program appropriately aligns executive compensation opportunities and our long-term goals, supports management accountability for long-term results while discouraging inappropriately risky business strategies in order to maximize short-term compensation payouts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

The Compensation Committee of the Board:

Jason G. Weiss, Chair

Carl A. Albert

Lawrence R. Dickerson

Ryan J. Levenson

Michael J. Walsh

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for Year Ended December 31, 2016

The following Summary Compensation Table presents compensation information for the following five executive officers, who we refer to as our named executive officers elsewhere in this Proxy Statement:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Compensation (2)	All Other Compensation (3)	Total
Jonathan W. Berger	2016	$700,000	$ —	$503,996	$ —	$370,966	$ 46,504	$1,621,466
Chief Executive Officer	2015	$700,000	$ —	$997,500	$ —	$391,230	$128,668	$2,217,398
(retired effective 1/3/2017)	2014	$575,000	$ —	$431,246	$419,992	$300,000	$ 98,067	$1,824,305
Mark W. Marinko	2016	$365,000	$ —	$105,118	$ —	$121,947	$ 28,200	$ 620,265
Interim Chief Executive	2015	$345,000	$ —	$196,649	$ —	$135,000	$ 58,458	$ 735,107
Officer (effective 1/3/2017),	2014	$156,923	$ —	$ —	$ —	$ 75,000	$ 20,220	$ 252,143
Senior Vice President &
Chief Financial Officer
Kyle D. Johnson	2016	$330,000	$ —	$118,802	$ —	$110,253	$ 20,421	$ 579,476
Executive Vice President	2015	$330,000	$ —	$235,125	$ —	$ 60,000	$ 52,383	$ 677,508
& Chief Operating Officer	2014	$320,000	$ —	$120,000	$116,866	$100,000	$ 43,028	$ 699,894
Christopher P. Shea	2016	$350,000	$470,000(4)	$317,199	$ —	$ —	$ 18,000	$1,155,199
President of the Environmental & Infrastructure Division
David E. Simonelli	2016	$400,000	$ —	$144,002	$ —	$176,299	$ 34,140	$ 754,441
President of the Dredging	2015	$347,500	$ 25,000	$247,594	$ —	$252,000	$ 54,685	$ 926,779
Division	2014	$337,000	$ —	$ 66,987	$132,458	$150,000	$ 52,552	$ 738,997

(1)

Represents the aggregate grant date fair value for restricted stock units and performance shares granted in 2016. The amounts reported in this column are calculated in accordance with FASB ASC Topic 718. The amounts included for the performance shares granted during 2016 are calculated based on the probable outcome of the performance conditions for such awards at the time of grant, which was achievement of the target performance conditions. If the highest level of performance is achieved for these performance shares, the maximum value of these awards at the grant date would be as follows: Mr. Berger, $503,996; Mr. Marinko, $105,118; Mr. Johnson, $118,802; Mr. Shea, $67,198; and Mr. Simonelli, $144,002. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. See “Grants of Plan Based Awards Table” on page 39 for more information regarding the restricted stock units and performance shares granted in 2016 to our named executive officers.

(2)

Represents annual incentive compensation paid under the applicable bonus program based upon the achievement of performance-based targets and individual qualitative goals. The 2016 annual incentives were paid in early 2017. See “Compensation Discussion and Analysis” for further information regarding the 2016 incentive compensation program. Pursuant to the employment agreements with Messrs. Berger, Johnson and Simonelli, a portion of the earned annual incentives were incentives delivered as fully vested shares of common stock as follows: for Mr. Berger, 50% of his award (or $123,624) was paid in shares of our common stock; for Mr. Johnson, 25% of his award (or $17,530) was paid in shares of our common stock; and for Mr. Simonelli, 25% of his award (or $28,834) was paid in shares of our common stock.

(3)	The dollar value of the amounts shown in this column for 2016 includes the following:

Name	Supplemental Savings Plan	Matching Contributions to 401(k)	Total
Jonathan W. Berger	$30,604	$15,900	$46,504
Mark M. Marinko	$12,300	$15,900	$28,200
Kyle D. Johnson	$4,521	$15,900	$20,421
Christopher P. Shea	$2,100	$15,900	$18,000
David E. Simonelli	$18,240	$15,900	$34,140

(4)

Per his employment contract, Mr. Shea received a guaranteed annual bonus of $200,000. Also includes amounts awarded to Mr. Shea to induce him to join the Company and compensate him for the forfeiture of certain incentive compensation from his prior employer. See “Compensation of President of Environmental & Infrastructure Division” on page 35 for more information.

2016 GRANTS OF PLAN-BASED AWARDS TABLE

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
		Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units
Name	Award Type	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(4)	($)(5)
Jonathan W. Berger	Annual Incentive(1)			0	630,000	1,260,000
	Long-Term Performance Cash(2)			0	420,000	420,000
	Restricted Stock Units	March 9, 2016								69,421	251,998
	Performance Shares	March 9, 2016					0	69,421	138,842		251,998
Mark W. Marinko	Annual Incentive(1)			0	182,500	365,000
	Long-Term Performance Cash(2)			0	87,600	87,600
	Restricted Stock Units	March 9, 2016								14,479	52,559
	Performance Shares	March 9, 2016					0	14,479	28,958		52,559
Kyle D. Johnson	Annual Incentive(1)			0	165,000	330,000
	Long-Term Performance Cash(2)			0	99,000	99,000
	Restricted Stock Units	March 9, 2016								16,364	59,401
	Performance Shares	March 9, 2016					0	16,364	32,728		59,401
David E. Simonelli	Annual Incentive(1)			0	220,000	440,000
	Long-Term Performance Cash(2)			0	120,000	120,000
	Restricted Stock Units	March 9, 2016								19,835	72,001
	Performance Shares	March 9, 2016					0	19,835	39,670		72,001
Christopher P. Shea	Long-Term Performance Cash(2)			0	56,000	56,000
	Restricted Stock Units	January 15, 2016	December 24, 2015							77,882	250,001
	Restricted Stock Units	March 9, 2016								9,256	33,599
	Performance Shares	March 9, 2016					0	9,256	18,512		33,599

(1)

As described above, annual incentive awards under the annual incentive program are based on the achievement of certain performance metrics. See “Compensation Discussion and Analysis – Components of Total Compensation—Annual Incentive Compensation” for further information regarding the Annual Incentive Plan. For certain of the named executive officers, a percentage of the annual incentive is paid in cash and a percentage is paid in common stock of the Company per the terms of their respective employment agreements: 50% of Mr. Berger’s annual incentive is paid in common stock; 25% of Mr. Johnson’s annual incentive is paid in common stock; and 25% of Mr. Simonelli’s annual incentive is paid in common stock.

(2)

Represents the payout opportunity with respect to long-term performance cash incentives under the Company’s 2016 long-term incentive program, which were earned on the basis of the extent to which the Company was successful in collecting payment during 2016 on a specified account receivable. Earned amounts will vest in their entirety on the third anniversary date of the award date, subject to the executive’s continued employment.

(3)

Represents the threshold, target and maximum payment opportunities under Performance Shares, with actual vesting based upon free cash flow for fiscal year 2016. Subject to this achievement of the performance goal, performance shares would have vested on the third anniversary of the grant; however, these shares were forfeited because the Company’s free cash flow performance did not exceed the threshold performance requirements. See “Compensation Discussion and Analysis-Components of Total Compensation-Long Term Incentive Awards” for further information regarding Performance Shares.

(4)

Represents time-based restricted stock units described under “Compensation Discussion and Analysis – Components of Total Compensation-Long Term Incentive Award”. Restricted stock units vest in annual one-third installments on each anniversary of the grant, except that Mr. Shea’s January 2016 award vests on January 15, 2019.

(5)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The amounts included in this column for the Performance Shares granted during 2016 are calculated based on the probable satisfaction of the target performance conditions for such awards. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

The following table presents information concerning equity awards made to our named executive officers under our 2007 Plan that had not vested as of December 31, 2016. This table does not include equity incentive plan awards that were forfeited due to failure to achieve performance goals as of December 31, 2016.

	Options Award					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) (Exercisable)	Number of Securities Underlying Unexercised Options(#) (Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jonathan W. Berger	114,401	—		$5.33	June 27, 2021	28,297	(3)	$118,847		$—	—
	141,804	—		$6.45	June 6, 2022	118,708	(4)	$498,573		$—	—
	97,261	—		$7.56	May 7, 2023	69,421	(5)	$291,568		$—	—
	66,192	33,097	(2)	$7.62	May 9, 2024	—		$—		$—	—
Mark W. Marinko	—	—		$—	—	23,402	(4)	$98,290	$
	—	—		$—	—	14,479	(5)	$60,812	$
David E Simonelli	13,115	—		$5.41	May 20, 2018	8,791	(3)	$36,922		$—	—
	23,991	—		$3.82	May 13, 2019	29,465	(4)	$123,753		$—	—
	53,059	—		$5.70	May 27, 2020	19,835	(5)	$83,307		$—	—
	67,115	—		$5.33	June 27, 2021	—		$—		$—	—
	63,024	—		$6.45	June 6, 2022	—		$—		$—	—
	43,227	—		$7.56	May 7, 2023	—		$—		$—	—
	20,876	10,438	(2)	$7.62	May 9, 2024	—		$—		$—	—
Kyle D. Johnson	11,910	—		$5.41	May 20, 2018	7,874	(3)	$33,071		$—	—
	14,549	—		$5.70	May 27, 2020	27,981	(4)	$117,521		$—	—
	25,931	—		$5.33	June 27, 2021	16,364	(5)	$68,729		$—	—
	40,966	—		$6.45	June 6, 2022	—		$—		$—	—
	25,936	—		$7.56	May 7, 2023	—		$—		$—	—
	18,418	9,210	(2)	$7.62	May 9, 2024	—		$—		$—	—
Christopher P. Shea	—	—		$—	—	9,256	(5)	$38,875		$—	—
	—	—		$—	—	77,882	(6)	$327,104		$—	—

(1)	Based on the closing price of our common stock of $4.20 on December 30, 2016, as reported on the NASDAQ Global Markets.
(2)	Options vest on May 9, 2017.
(3)	Restricted stock units vest on May 9, 2017.
(4)	Restricted stock units vest on March 10, 2018.
(5)	Restricted stock units vest in three equal installments beginning on March 9, 2017.
(6)	Restricted stock units vest on January 15, 2019 and were granted in accordance with Mr. Shea’s employment agreement.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information concerning equity awards made to our named executive officers under our 2007 Plan that vested during 2016 and the dollar amounts realized upon vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jonathan W. Berger	—	$—	24,802	$111,857
Mark W. Marinko	—	$—	—	$—
David E Simonelli	—	$—	11,023	$49,714
Kyle D. Johnson	—	$—	6,614	$29,829
Christopher P. Shea	—	$—	—	$—

(1)	Amounts were determined by multiplying the number of shares acquired upon vesting by the closing price on the day of vesting.

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth the details of the Supplemental Savings Plan:

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE
Name	($)	($)	($)	($)	($)
Jonathan W. Berger	120,552	30,604	65,238	0	758,450
Mark W. Marinko	30,000	12,300	7,709	0	75,760
David E Simonelli	20,000	18,240	8,682	0	97,568
Kyle D. Johnson	34,650	4,521	2,280	0	66,859
Christopher P. Shea	0	2,100	0	0	0

We maintain a nonqualified Supplemental Savings Plan (the “SSP”) for certain of our employees on United States payroll, including each of our named executive officers. Under the SSP, participants may defer up to 50% of their salaries, including commissions and incentive compensation (other than annual incentives), and may make a separate election to defer up to 100% of any annual performance-based cash incentives (after applicable taxes) they may earn. The SSP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the Company’s 401(k) Plan but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the Company’s 401(k) Plan, excluding in each case any such elective deferrals that exceed 6% of such Participant’s compensation for such Plan Year, as defined in the Company’s 401(k) Plan. Participants are generally permitted to choose from among the investment funds available under the Company’s 401(k) Plan for purposes of determining the imputed earnings, gains, and losses applicable to their SSP accounts. The SSP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SSP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

The following describes the estimated payments that would be made to the named executive officers pursuant to an employment agreement or other plans or individual award agreements in the event of the named executive officer’s termination of employment under the circumstances described below, assuming such termination took place on December 31, 2016.

Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors. Certain of the named executive officers, including Messrs. Berger, Johnson, and Simonelli, are also eligible for certain payments and benefits in the event of a termination of employment due to voluntary retirement.

Payment of enhanced benefits is conditioned upon the executive’s execution of a release of claims in favor of the Company and its related entities. In addition to the release, for those executives with employment agreements, the executive must uphold certain restrictive covenants, including non-disclosure of information, non-competition and non-solicitation.

The Berger Agreement – Termination Provisions

Mr. Berger retired from the Company, effective January 3, 2017.  In connection with Mr. Berger’s retirement from the Company, he entered into a Separation Agreement and General Release, which provides for the following benefits: (i) payment of his Base Salary through his announced retirement date of April 13, 2017 (approximately $191,780, which is the pro rata amount of his base salary of $700,000); and (ii) reimbursement of up to $10,000 in moving expenses.  Mr. Berger was also entitled to receive full vesting for any unvested equity awards (with an estimated value of $973,917, based on our closing stock price on the separation date), the unvested 2016 cash performance award, to the extent earned (with an estimated value of $420,000), and employer subsidization of COBRA costs through his announced retirement date of April 13, 2017 (approximately $2,656).  With the exception of the moving expenses, these payments were consistent with the payments Mr. Berger was entitled to pursuant to the terms of his employment agreement with the Company for retirement.  Under the General Release, Mr. Berger agreed to release the Company from any and all claims and agreed not to bring any action or litigation against the Company for claims which may have arisen during his employment. Mr. Berger remains bound to certain restrictive covenants as set forth in his employment agreement, including with respect to non-competition, non-solicitation and confidentiality. The parties further agreed to a mutual non-disparagement clause.

The following describes the estimated payments that Mr. Berger would have received if he had been terminated on December 31, 2016.

Under Mr. Berger’s agreement, if Mr. Berger’s employment is terminated by the Company for “Cause” (defined below) or by Mr. Berger other than for “Good Reason” (defined below), Mr. Berger will be entitled to his base salary and employee benefits through the termination date.

Under Mr. Berger’s agreement, if Mr. Berger’s employment is terminated by the Company without cause or Mr. Berger leaves for good reason, he will receive (i) 12 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the pro rata portion of his annual incentive for the year of termination, based on actual results, and the Supplemental Savings Plan benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; and (iv) 12 months’ vesting credit for any unvested equity awards.

If Mr. Berger’s employment is terminated without cause within 24 months after a Change in Control, he will receive (i) two times the sum of (a) his annual base pay and (b) the average of his actual annual incentive over the preceding three year period, less applicable holdings, payable in a lump sum; (ii) the pro rata portion of his annual incentive and the Supplemental Savings Plan benefits earned through the termination date for the year of termination; (iii) 24 months of subsidized medical and dental coverage; and (iv) full vesting of any unvested equity awards.

Mr. Berger’s agreement provides that if he dies or becomes permanently disabled, he will receive 18 months’ vesting credit for any unvested equity awards. However, under the terms of the long term equity agreements in place at December 31, 2016, Mr. Berger will receive full vesting of his unvested equity awards if he dies or becomes permanently disabled.

Notwithstanding any of the foregoing, per Mr. Berger’s employment agreement, because Mr. Berger gave the Company at least 12 months’ advance notice of his intent to retire, he will receive full vesting of his unvested equity awards upon his departure from the Company.

For purposes of Mr. Berger’s agreement:

“Cause” means: (a) a material breach of the agreement or an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the material diminution of Mr. Berger’s authority, duties or responsibilities provided that Mr. Berger provides the Company with written notice within 90 days of such diminution and the Company failed to cure such diminution within 30 days of receipt of such written notice.

Jonathan W. Berger

Benefit	Termination Without Cause or Resignation due to Good Reason ($)	Voluntary Termination or Retirement ($)	Death or Disability ($)	Termination Following a Change in Control ($)
Base Salary	700,000	197,534(a)	—	1,754,065
Annual Incentive(b)	—	—	—	—
Stock Options(c)	—	—	—	—
Restricted Stock Units(d)	908,989	908,989	908,989	908,989
Performance Cash-Payable Award	—	420,000	420,000	—
Health Benefits(e)	19,194	—	—	19,194
Total:	1,628,183	1,526,523	1,328,989	2,682,248

(a)

Represents the pro rata value of Mr. Berger’s base salary from December 31, 2016 through April 13, 2017. Because Mr. Berger gave at least a year’s notice of his retirement, Mr. Berger was eligible for payment of his base salary through April 13, 2017.

(b)

The performance period for Mr. Berger’s annual incentive is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits.

(c)

Represents the value of unvested stock options calculated by multiplying the number of shares underlying such options by the positive difference, if any between the $4.20 per share closing price of our stock on the NASDAQ Global Market on December 30, 2016 and the option exercise price with respect to each option. As of December 31, 2016, Mr. Berger would have received full vesting credit for a termination without cause, a resignation due to good reason or a termination without cause within 24 months after a change in control or termination as a result of death or disability.

(d)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by Mr. Berger by the $4.20 per share closing price of our stock on the NASDAQ Global Market on December 30, 2016. As of December 31, 2016, Mr. Berger would have received full vesting credit for a termination without cause, a resignation due to good reason or a termination without cause within 24 months after a change in control or termination as a result of death or disability.

(e)

In the event of a termination without cause, resignation due to good reason or a termination without cause following a change in control, Mr. Berger is entitled to continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date (to the extent he had been provided with coverage prior to the termination date), subsidized by the Company.

The Johnson and Simonelli Agreements – Termination Provisions

Under the Johnson and Simonelli agreements, if the executive’s employment is terminated by the Company for “Cause” (defined below) or by the executive other than for “Good Reason” (defined below), the executive will be entitled to his base salary and employee benefits through the termination date. For potential payments upon voluntary resignation, termination without cause or for good reason, or after a change in control, per Mr. Simonelli’s agreement, Mr. Simonelli’s payments are based upon his 2015 base salary.

If either Mr. Johnson or Mr. Simonelli voluntary resigns his employment, then the Company may elect to either: (a) cease all compensation and benefits upon the resignation date, in which case the executive would no longer be subject to the non-competition and non-solicitation covenants included in the agreement; or (b) enforce such covenants for a period of 24 months following termination and provide the executive with a cash severance benefit equal to 18 months base salary and, in Mr. Johnson’s case, continued coverage under the Company’s medical and dental plans for up to 24 months following termination.

Under the Johnson and Simonelli agreements, if the executive’s employment is terminated by the Company without cause or the executive leaves for good reason, he will receive (i) 24 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the prior year’s annual incentive plus Supplemental Savings Plan benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; (iv) full vesting credit for any unvested equity awards; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of the executive’s termination.

If the executive’s employment is terminated without cause within 12 months after a Change in Control, he will receive (i) two times his annual base pay, less applicable holdings, payable in a lump sum; (ii) the pro rata portion of the prior year’s annual incentive plus Supplemental Savings Plan benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; and (iv) full vesting credit for any unvested equity awards.

If Mr. Johnson or Mr. Simonelli dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, if Mr. Johnson or Mr. Simonelli retires, he will receive full vesting of any of his unvested equity awards.

For purposes of the Johnson and Simonelli agreements:

“Cause” means: (a) a material breach by the executive of the non-competition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out, or comply with, any lawful directive of our Board of Directors consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the material diminution of the executive’s authority, duties or responsibilities provided that the executive provides the Company with written notice within 30 days of such diminution and the Company failed to cure such diminution within 30 days of receipt of such written notice.

Kyle D. Johnson

Benefit	Termination Without Cause or Resignation due to Good Reason ($)	Voluntary Termination ($)(e)	Retirement, Death or Disability ($)	Termination Following a Change in Control ($)
Base Salary	660,000	495,000	—	660,000
Annual Incentive(f)	60,000	—	—	60,000
Stock Options(g)	—	—	—	—
Restricted Stock Units(h)	219,320	—	219,320	219,320
Health Benefits(i)	29,444	29,444	—	29,444
Outplacement(j)	15,000	—	—	—
Total:	983,764	524,444	219,320	968,764

David E. Simonelli

Benefit	Termination Without Cause or Resignation due to Good Reason ($)	Voluntary Termination ($)(e)	Retirement, Death or Disability ($)	Termination Following a Change in Control ($)
Base Salary	695,000	521,250	—	695,000
Annual Incentive(f)	252,000	—	—	252,000
Stock Options(g)	—	—	—	—
Restricted Stock Units(h)	243,982	—	243,982	243,982
Health Benefits(i)	29,444	—	—	29,444
Outplacement(j)	15,000	—	—	—
Total:	1,235,426	521,250	243,982	1,220,426

(e)

Represents the value of payments made to Messrs. Johnson and Simonelli in the event the Company exercises its rights to enforce the restrictive covenants in each of the executive’s employment agreements following a voluntary termination by the executive.

(f)

Under each of their employment agreements, they receive 100 percent of their prior year’s annual incentive in the case of a termination without cause or resignation due to good reason and the pro rata percentage of their prior year’s annual incentive in the case of a termination without cause following a change in control.

(g)

Represents the value of unvested stock options calculated by multiplying the number of shares underlying such options by the positive difference, if any between the $4.20 per share closing price of our stock on the NASDAQ Global Market on December 30, 2016 and the option exercise price with respect to each option. As of December 31, 2016, Messrs. Johnson and Simonelli would have received full vesting credit for a termination without cause, a resignation due to good reason or for a termination without cause following a change in control or termination as a result of death or disability.

(h)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by such named executive officer by the $4.20 per share closing price of our stock on the NASDAQ Global Market on December 30, 2016. As of December 31, 2016, Messrs. Johnson and Simonelli would have received full vesting credit for a termination without cause, a resignation due to good reason or for a termination without cause following a change in control or termination as a result of death or disability.

(i)

In the event of a termination without cause, resignation due to good reason or a termination without cause following a change in control, each of Messrs. Johnson and Simonelli is entitled to continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date, subsidized by the Company. In addition, Mr. Johnson is entitled to the same benefit in the event the Company exercises its rights to enforce the restrictive covenants in his employment agreement following a voluntary termination.

(j)

In the event of a termination without cause or resignation due to good reason, each of Messrs. Johnson and Simonelli is also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of the executive’s termination without cause or resignation for good reason.

The Marinko Agreement – Termination Provisions

Under Mr. Marinko’s agreement, if Mr. Marinko’s employment is terminated by the Company for “Cause” (defined below) or by Mr. Marinko other than for “Good Reason” (defined below), Mr. Marinko will be entitled to his base salary and employee benefits through the termination date.

Under Mr. Marinko’s  agreement, if Mr. Marinko’s employment is terminated by the Company without cause or Mr. Marinko leaves for good reason, he will receive (i) 18 months of base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) one and one-half times the average of his actual annual incentive and Supplemental Savings Plan benefits over the preceding three years, paid at the same time as continuing executives, and the pro rata portion of his annual incentive at target; (iii) 18 months of subsidized medical and dental coverage; and (iv) 18 months’ vesting credit for any unvested equity awards.

If Mr. Marinko’s employment is terminated without cause within 12 months after a Change in Control, he will receive (i) two times the sum of his annual base pay plus the average of his actual annual incentive over the preceding three year period, less applicable holdings, payable in a lump sum; (ii) the pro rata portion of his annual target incentive and the Supplemental Savings Plan benefits earned through the termination date for the year of termination; (iii) 24 months of subsidized medical and dental coverage; and (iv) full vesting credit for any unvested equity awards.

If Mr. Marinko dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, if Mr. Marinko retires upon or after having attained age 65 years, he will receive full vesting of any of his or her unvested equity awards.

For purposes of the Marinko agreement:

“Cause” means: (a) a material breach of an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the material diminution of the executive’s authority, duties or responsibilities provided that the executive provides the Company with written notice within 90 days of such diminution and the Company failed to cure such diminution within 30 days of receipt of such written notice.

Mark W. Marinko

Benefit(k)	Termination Without Cause or Resignation due to Good Reason ($)	Voluntary Termination ($)	Death or Disability ($)	Termination Following a Change in Control ($)
Base Salary	547,500	—	—	840,649
Annual Incentive(k)	375,292	—	—	182,500
Restricted Stock Units(l)	138,831	—	159,100	159,100
Health Benefits(m)	22,083	—	—	29,444
Total:	1,083,706	—	159,100	1,211,693

(k)

Under his employment agreement, Mr. Marinko will receive one and a half times the average of his actual annual incentive and Supplementary Savings Plan benefits over the last three years plus the pro rata portion of his annual incentive at target in the case of a termination without cause or resignation due to good reason and the pro rata percentage of his prior year’s annual incentive in the case of a termination without cause following a change in control.

(l)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by Mr. Marinko by the $4.20 per share closing price of our stock on the NASDAQ Global Market on December 30, 2016. As of December 31, 2016, Mr. Marinko would have received 18 months vesting credit for a termination without cause, a resignation due to good reason, or a termination without cause following a change in control and full vesting for termination as a result of death or disability.

(m)

Mr. Marinko is entitled to continued coverage under the Company’s medical and dental plans for up to 18 months for a termination without cause or resignation due to good reason and up to 24 months following the termination date for a termination without cause following a change in control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

The Shea Agreement – Termination Provisions

Under Mr. Shea’s agreement, if Mr. Shea’s employment is terminated by the Company for “Cause” (defined below) or by Mr. Shea other than for “Good Reason” (defined below), Mr. Shea will be entitled to his base salary and employee benefits through the termination date.

Under Mr. Shea’s agreement, if Mr. Shea’s employment is terminated by the Company without cause or Mr. Shea leaves for good reason, he will receive (i) 12 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) one times the average of his actual annual incentive and Supplemental Savings Plan benefits over the preceding three years, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage; and (iv) 12 months’ vesting credit for any unvested equity awards.

If Mr. Shea’s employment is terminated without cause within 18 months after a Change in Control, he will receive (i) two times the sum of his annual base pay plus the average of his actual annual incentive over the preceding three year period, less applicable holdings, payable in a lump sum; (ii) the pro rata portion of his annual target incentive and the Supplemental Savings Plan benefits earned through the termination date for the year of termination; (iii) 24 months of subsidized medical and dental coverage; and (iv) full vesting credit for any unvested equity awards.

If Mr. Shea dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, if Mr. Shea retires upon or after having attained age 65 years, he will receive full vesting of any of his or her unvested equity awards.

For purposes of the Shea agreement:

“Cause” means: (a) a material breach of an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the material diminution of the executive’s authority, duties or responsibilities provided that the executive provides the Company with written notice within 90 days of such diminution and the Company failed to cure such diminution within 30 days of receipt of such written notice.

Christopher P. Shea

Benefit(k)	Termination Without Cause or Resignation due to Good Reason ($)	Voluntary Termination ($)	Death or Disability ($)	Termination Following a Change in Control ($)
Base Salary	350,000	—	—	1,100,000
Annual Incentive(o)	202,100	—	—	140,000
Restricted Stock Units(p)	12,957	—	365,980	365,980
Health Benefits(q)	14,722	—	—	29,444
Total:	579,779	—	365,980	1,635,424

(o)

Under his employment agreement, Mr. Shea will receive one times the average of his actual annual incentive and Supplementary Savings Plan benefits over the last three years in the case of a termination without cause or resignation due to good reason and the pro rata percentage of his target annual incentive in the case of a termination without cause following a change in control.

(p)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by Mr. Shea by the $4.20 per share closing price of our stock on the NASDAQ Global Market on December 30, 2016. As of December 31, 2016, Mr. Shea would have received 12 months vesting credit for a termination without cause, a resignation due to good reason, and full vesting for a termination without cause following a change in control or termination as a result of death or disability.

(q)

Mr. Shea is entitled to continued coverage under the Company’s medical and dental plans for up to 12 months for a termination without cause or resignation due to good reason and up to 24 months following the termination date for a termination without cause following a change in control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

PROPOSAL 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board of Directors provides stockholders with the opportunity to cast an annual advisory vote to approve executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2016 executive compensation program and policies for the named executive officers, as follows:

RESOLVED, that the stockholders of Great Lakes Dredge & Dock Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2017 annual meeting proxy statement.

The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.

We are required to hold the advisory vote on executive compensation at least once every three years. At the Company’s 2011 Annual Meeting of Stockholders, a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis. After consideration of the voting results, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation each year until the next required stockholder advisory vote on frequency of executive compensation occurs or until the Board of Directors otherwise determines that a different frequency for advisory votes on executive compensation is in the best interests of stockholders. At the Annual Meeting, the stockholders will again have an opportunity to vote on the frequency of the advisory vote on executive compensation.  The Board will consider the outcome of this vote in determining the frequency with which the advisory vote will be held on a going forward basis.

Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve short term and long term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long term interests.

The Compensation Committee and the Board believe our executive compensation programs are effective at incentivizing the achievement of outstanding financial performance and superior returns to stockholders. Our commitment to align executive compensation with Company performance and stockholder interests is exhibited by the Company’s executive compensation decisions during the last 12 months. For example, under our Key Executive Performance Bonus Program, annual incentive pools are funded based on our Company Adjusted EBITDA or business segment Adjusted EBITDA, as applicable. These annual incentive pools are allocated to individuals, based on the Compensation Committee’s assessment of individual performance achievements. In addition, the Compensation Committee grants performance shares to certain executives that are only earned upon achievement of stretch goals. Because these performance goals were not achieved, performance shares granted in 2013, 2014, 2015 and 2016 were forfeited.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy.

Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making compensation decisions for our named executive officers. The Compensation Committee, which is comprised of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. At our 2016 Annual Meeting of Stockholders, approximately 86% of the stockholders who voted on the “say-on-pay” proposal voted in favor of the compensation of our named executive officers. The Compensation Committee believes that this vote affirms stockholders’ support of the Company’s approach to executive compensation. Both the Board and Compensation Committee expect to take into account the outcome of this year’s vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Vote Required and Recommendation

Adoption of this resolution will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 4 – FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, and in accordance with Section 14A of the Exchange Act, we are required to give our stockholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore, our Board recommends that you vote for an annual advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every year, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every year will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. Because this vote is advisory it will not be binding on the Company or our Board.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The Board will consider the option that receives the most votes as the stockholders’ preferred frequency.

The Board of Directors recommends stockholders select “One Year” when voting on the frequency of advisory votes on the compensation of our named executive officers set forth in our proxy statement. Properly dated and signed proxies will be so voted unless stockholders specify otherwise. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Stockholders may choose among the four choices DESCRIBED in the PROPOSAL set forth above.

PROPOSAL 5 – APPROVAL OF THE GREAT LAKES DREDGE & DOCK CORPORATION 2017 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to approve the Great Lakes Dredge & Dock Corporation 2017 Long-Term Incentive Plan (the “2017 Plan”). The 2017 Plan was approved by the Board on March 21, 2017, subject to stockholder approval, and will replace the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan (the “2007 Plan”). As described further below, the maximum number of shares reserved for issuance under the 2017 Plan is 3.3 million, reduced by the number of shares of common stock subject to awards granted under the 2007 Plan on or after March 17, 2017, and subject to adjustment in connection with certain capitalization events in accordance with the 2017 Plan. As of March 17, 2017, awards for 3,185,309 shares were outstanding under the 2007 Plan, comprised of stock options and restricted stock units. In addition, there were approximately 381,594 shares of Common Stock that remained available for future issuances under the 2007 Plan and which will cease to be available for future grants if the 2017 Plan is approved by stockholders. If the 2017 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success.

The purposes of the 2017 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2017 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;
•

advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents of the Company and its subsidiaries and affiliates; and

•	motivate award recipients to act in the long-term best interests of the Company and its stockholders.

Under the 2017 Plan, the Company may grant:

•	nonqualified stock options;
•	incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) (collectively, with nonqualified stock options, “Options”);
•	stock appreciation rights (“SARs”), in the form of free-standing SARs or SARs granted in tandem with an Option (“Tandem SARs”);
•	stock awards in the form of restricted stock, restricted stock units, or other stock awards (“Stock Awards”); and
•	performance awards.

As of March 17, 2017, approximately 1,825 employees and nine non-employee directors would be eligible to participate in the 2017 Plan; however, historically approximately 50 people have participated.

Plan Highlights

Some of the key features of the 2017 Plan are as follows:

•

The 2017 Plan will be administered by a committee of the Board (the Compensation Committee or, with respect to grants to non-employee directors, the Nominating and Corporate Governance Committee) or a subcommittee thereof, comprised entirely of independent directors;

•	Underwater Options and SARs may not be repriced, exchanged for another award, or exchanged for cash without stockholder approval;
•	Dividend equivalent rights with respect to Options and SARs are prohibited;
•	Distributions, dividends or dividend equivalent rights with respect to Stock Awards and performance awards will be subject to the same vesting conditions as the underlying awards;
•

“Liberal share recycling” with respect to Options and SARs is prohibited — meaning that the 2017 Plan does not recycle shares that were not issued or delivered upon the net settlement or net exercise of an Option or SAR, shares delivered to or withheld by the Company to pay the exercise price of an Option or withholding taxes relating to the exercise of an Option or SAR, or shares repurchased by the Company on the open market with the proceeds of an Option exercise;

•

Under the 2017 Plan, the maximum number of shares of Common Stock available for awards is 3.3 million, reduced by the number of shares of common stock subject to awards granted under the 2007 Plan on or after March 17, 2017, and subject to adjustment in connection with certain capitalization events in accordance with the 2017 Plan; and

•

Except with respect to substitute awards granted in connection with a corporate transaction, the purchase price of Options and the base price for SARs may not be less than the fair market value of a share of Common Stock on the date of grant.

Additional Information on Outstanding Awards and Historical Grants

The following provides additional information on the total equity compensation awards outstanding and total grants made in prior years.

Overhang

The following table provides certain additional information regarding total awards outstanding at December 31, 2016 (fiscal year-end) and March 17, 2017.

	As of December 31, 2016	As of March 17, 2017
Number of outstanding Options	1,698,646	1,698,646
Weighted average exercise price of outstanding Options	$6.32	$6.32
Weighted average remaining term of outstanding Options	3.67 years	3.46 years
Number of outstanding full-value awards under 2007 Plan	1,437,586	1,486,663
Number of outstanding full-value awards outside 2007 Plan (grants to former shareholders and employees of Magnus upon its acquisition)	1,094,825	1,094,825
Shares available for grant under 2007 Plan	541,781	381,594

As of March 17, 2017 Record Date
Total number of shares of common stock outstanding	61,205,670
Per-share closing price of common stock as reported on NASDAQ	$4.40

Burn Rate

The following table provides detailed information regarding our equity compensation activity for the prior three fiscal years.

	Fiscal Year 2016	Fiscal Year 2015	Fiscal Year 2014
Number of Options granted	0	0	337,342
Number of restricted shares/RSUs granted	457,015	559,523	153,142
Number of fully-vested shares granted to directors	85,958	112,177	99,210
Number of fully-vested shares granted to executives in payment of portion of annual bonus	61,794	41,680	18,753
Number of performance shares earned(1)	0	0	0
Total Share Usage	604,767	713,380	608,447
Weighted-average number of shares of common stock outstanding (000s)	60,744	60,410	59,938
Burn Rate (Options, restricted shares/RSUs, director/bonus shares, and earned performance shares)	1.00%	1.18%	1.02%

(1)		Fiscal Year 2016	Fiscal Year 2015	Fiscal Year 2014*
	Target Performance Shares Granted	258,710	224,559	1,588,091
	Performance Shares Earned	0	0	0

*Performance shares granted in 2014 include 1.5 million shares issued in connection with the Magnus acquisition, subject to continued employment and achievement of certain performance milestones. Of these, 405,175 shares have been forfeited, and the remainder has not yet been earned because the performance milestone has not been achieved.

Description of the 2017 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

Administration

The 2017 Plan will be administered by a committee (the “Committee”) designated by the Board, or a subcommittee of such committee, consisting of two or more members of the Board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “independent” within the meaning of the rules of the NASDAQ. It is currently anticipated that the Nominating and Corporate Governance Committee will administer the 2017 Plan for grants to non-employee directors, and the Compensation Committee will administer the 2017 Plan for all other grants.

Subject to the terms of the 2017 Plan, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Committee will also have authority to establish rules and regulations for administering the 2017 Plan and to decide questions of interpretation or application of any provision of the 2017 Plan.

The Committee may delegate some or all of its power and authority under the 2017 Plan to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate, except that (i) it may not delegate its power and authority to the Board or the Chief Executive Officer or any other executive officer with regard to awards to persons who are “covered employees” within the meaning of Section 162(m) of the Code or are likely to become such while an award is outstanding, and (ii) it may not delegate its power and authority to the Chief Executive Officer or any other executive officer with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Available Shares

Subject to the capitalization adjustment provisions included in the 2017 Plan, the number of shares of Common Stock that will initially be available for awards under the 2017 Plan will be 3.3 million, reduced by the number of shares of common stock subject to awards granted under the 2007 Plan on or after March 17, 2017. The number of shares of Common Stock that remain available for future grants under the 2017 Plan will be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options, outstanding free-standing SARs, outstanding Stock Awards and outstanding performance awards denominated in shares of Common Stock.

Shares of Common Stock subject to an outstanding Option, free-standing SAR, Stock Award, or performance award granted under the 2017 Plan or the 2007 Plan that are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an Option canceled upon settlement of a related Tandem SAR or subject to a Tandem SAR canceled upon exercise of a related Option), or (ii) the settlement of such award in cash, will again be available under the 2017 Plan. Shares of Common Stock subject to an award under the 2017 Plan will not again be available for issuance under the 2017 Plan if such shares are (a) shares that were subject to an Option or SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or withholding taxes relating to an Option or SAR or (c) shares repurchased by the Company on the open market with the proceeds of an Option exercise. Shares of Common Stock subject to an award granted under this Plan or the Prior Plan that were delivered to or withheld by the Company to Pay the withholding taxes related to a Stock Award or performance award under the 2017 Plan or the 2007 Plan (including Performance Units, as contemplated under the 2007 Plan) will again be available for issuance under the 2017 Plan.

To the extent necessary for an award to be qualified-performance based compensation under Section 162(m) of the Code, (i) the maximum number of shares of Common Stock with respect to which Options or SARs or a combination thereof that may be granted during any fiscal year to any person will be 1 million, subject to the capitalization adjustment provisions included in the 2017 Plan, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to performance measures or performance awards denominated in shares of Common Stock that may be granted during any fiscal year of the Company to any person will be 500,000, subject to the capitalization adjustment provisions included in the 2017 Plan, and (iii) the maximum amount that may be granted during any fiscal year of the Company to any person with respect to performance awards denominated in cash will be $5,000,000; provided, however, that the per person limits included in this sentence will be multiplied by two for awards granted to a participant in the year in which the participant’s employment with the Company commences. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director will not exceed $500,000; provided, however, that the per person limit set forth in this sentence will be multiplied by two with respect to compensation and awards granted to any Non-Executive Chairman of the Board. On March 17, 2017, the closing sale price per a share of Common Stock as reported on the NASDAQ was $4.40.

Change of Control

In the event of a change of control pursuant to which the outstanding awards are not replaced with replacement awards, the following will occur upon such change of control with respect to any such awards outstanding as of such Change in Control:  (i) each outstanding Option and SAR held by such holder will become fully vested and exercisable and will remain exercisable for the term; (ii) the restriction period applicable to each outstanding Stock Award held by such holder will lapse; (iii) performance awards will vest or become exercisable or payable in accordance with the applicable award agreements; and (iv) the Board may require that the awards be settled in cash or shares of the surviving company.

Under the terms of the 2017 Plan, a change of control is generally defined as: (i) any person is or becomes the beneficial owner of more than 33-1/3% of  the then outstanding voting shares of the Company; (ii) an unapproved change in the majority composition of the Board; (iii) the consummation of certain mergers or consolidations of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Effective Date, Termination and Amendment

If approved by our stockholders at the Meeting, the 2017 Plan will become effective as of the date of such stockholder approval, and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend the 2017 Plan as it deems advisable, subject to stockholder approval if (i) required by applicable law, rule or regulation, including Section 162(m) of the Code, or any rule of the NASDAQ or (ii) the Board seeks to modify the Option and SAR repricing or discounting provisions in the 2017 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Non-Transferability

The 2017 Plan restricts the ability of an award holder from transferring awards granted under the 2017 Plan other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the award agreement, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration.

Options and SARs

The 2017 Plan provides for the grant of nonqualified stock options, incentive stock options and SARs. The Committee will determine the conditions to the exercisability of each Option and SAR.

Each Option will be exercisable for no more than ten (10) years after its date of grant, unless the Option is an incentive stock option and the optionee owns at the time of grant greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the Option will be exercisable for no more than five (5) years after its date of grant; provided, however, that if an option exercise would violate applicable securities laws, the nonqualified stock option will be exercisable no more than 30 days after the exercise of the option first would no longer violate applicable securities laws. The Committee may, in its discretion, establish performance measures which may be satisfied or met, in each case as a condition to the grant or exercisability of an Option. Except in the case of substitute awards granted in connection with a corporate transaction, the purchase price of an Option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the Option is an incentive stock option and the optionee is a ten percent holder, in which case the option purchase price will be the price required by the Code. The Committee will determine whether an Option is exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

Each SAR will be exercisable for no more than ten (10) years after its date of grant, except that no Tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option; provided, however, that if a SAR exercise would violate applicable securities laws, the SAR will be exercisable no more than 30 days after the exercise of the SAR first would no longer violate applicable securities laws. The Committee may, in its discretion, establish performance measures which may be satisfied or met, in each case as a condition to the grant or exercisability of a SAR. Except in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of a Tandem SAR will be the purchase price of the related Option. The Committee will determine in an award agreement whether a SAR will be stock or cash-settled and whether the SAR will be exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of restricted stock, a certificate will be issued in accordance with the terms of the plan governing restricted stock awards, or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted. Prior to the exercise of a stock-settled SAR, the holder of the SAR will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the SAR.

Subject to the adjustment provisions set forth in the 2017 Plan, neither the Board nor the Committee may, without the approval of the Company’s stockholders, (i) reduce the purchase price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase price or base price or (iii) cancel any previously granted Option or SAR in exchange for cash or another award if the purchase price of such Option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, other than in connection with a change of control or the adjustment provisions of the 2017 Plan. The holder of an Option or SAR will not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to the Option or SAR.

Stock Awards

The 2017 Plan provides for the grant of Stock Awards. The Committee may grant a Stock Award either as a restricted stock award, restricted stock unit award or other stock award.

The Committee will determine the number of shares of Common Stock subject to a restricted stock unit award or a restricted stock award and the restriction period, performance period and performance measures applicable to such award (if any). The agreement relating to a restricted stock award or a restricted stock unit award will provide, in a manner determined by the Committee, in its discretion and subject to the provisions of the 2017 Plan, for the vesting of shares of Common Stock subject to such restricted stock award or the vesting of such restricted stock unit award, (i) if the holder of such award remains continuously in the employment or service of the Company during the specified restriction period; and (ii) if specified performance measures (if any) are satisfied or met during a specified performance period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified restriction period or (y) if specified performance measures are not satisfied or met during a specified performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of shares of Common Stock. Notwithstanding the foregoing, distributions or dividends with respect to shares of Common Stock, including a regular cash dividend, will be deposited with the Company and subject to the same restrictions as the shares of Common Stock with respect to which such distribution or dividend was made.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents. Any dividend equivalents with respect to restricted stock units will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit award, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

The Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as will be determined by the Committee. The Committee will determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any dividend equivalents with respect to an award will be subject to the same vesting conditions as the underlying award.

Performance Awards

The 2017 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Committee, for the vesting of such performance award, if the specified performance measures are satisfied or met during the specified performance period, and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. An award agreement will specify whether the holder will be entitled to dividends or dividend equivalents, provided that dividends and dividend equivalents will be deposited with the Company and subject to the same restrictions as the shares subject to the performance award with respect to which such distribution was made. Prior to the settlement of a performance award in common stock (including restricted stock); the holder of such award will have no rights as a stockholder of the Company with respect to such shares.

Performance Measures

Under the 2017 Plan, the grant, vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance measures applicable to a particular award will be determined by the Committee at the time of grant. In the case of an award that is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance measures shall include one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures:  (a) net earnings (including EBITDA); (b) operating earnings, income or margin; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) gross profit or margin; (i) margins realized on delivered services; (j) cash flow, including operating cash flow, cash flow per share, free cash flow, discounted cash flow return on investment, cash flow in excess of cost of capital and cash flow margin; (k) earnings per share; (l) return on stockholders’ or common stockholders’ equity; (m) stock price; (n) return on investments; (o) return on capital or invested capital;  (p) return on assets; (q) total stockholder return; (r) economic value added (income in excess of cost of capital); (s) customer satisfaction; (t) operating expenses, cost control or expense reduction; (u) ratio of operating expenses to operating revenues; (v) market share; (w) interest expense; (x) accounts receivables; (y) market penetration; (z) business expansion; (aa) cost targets; (bb) reductions in errors or omissions; (cc) management of employment practices and employee benefits; (dd) supervision of litigation; and (ee) efficiency, in each case, absolute or relative to peer-group comparative.  Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.

The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a “covered employee,” within the meaning of Section 162(m) of the Code, to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. The performance measures will be subject to such other special rules and conditions as the Committee may establish; provided, however, that to the extent such goals relate to awards to “covered employees,” such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

With respect to participants who are not “covered employees” and who, in the Committee’s judgment, are not likely to be “covered employees” at any time during the applicable performance period or during any period in which an award may be paid following a performance period, the performance goals established for the performance period may consist of any objective or subjective corporate-wide or affiliate, division, operating unit, or individual measures, whether or not listed in the 2017 Plan.

Clawback of Awards

Awards granted under the 2017 Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, and as otherwise required by applicable law.

New Plan Benefits

The number of Options and other forms of awards that will be granted under the 2017 Plan is not currently determinable.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2017 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2017 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2017 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer and the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as qualified performance based-compensation, the following requirements must be satisfied: (i) the performance measures are determined by a committee consisting solely of two or more “outside directors”; (ii) the material terms under which the compensation is to be paid, including the employees eligible to receive compensation, the business criteria on which the performance goals are based and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained, are approved by the corporation’s stockholders; and (iii) the committee certifies that the applicable performance measures are satisfied before payment of any qualified performance-based compensation is made.

Options

A participant will not recognize taxable income at the time an Option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) of the Code apply). A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the Option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) of the Code apply).

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock subject to a substantial risk of forfeiture (“restricted stock”) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of any other type of stock award will depend on the terms of such award at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance award grants are made and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Vote Required and Recommendation

Adoption of this proposal will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE GREAT LAKES DREDGE & DOCK CORPORATION 2017 LONG-TERM INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Related Party Transaction Policies and Procedures.    All interested transactions with related parties are subject to our Related Party Transaction Policies and Procedures, which are set forth in writing (the “Related Party Transaction Policy”). The Audit Committee is responsible for applying the Related Party Transaction Policy. For purposes of the Related Party Transaction Policy, the terms “interested transaction” and “related parties” are defined as follows:

•

“interested transaction” means any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

o	the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;
o	we are a participant; and
o	any related party has or will have a direct or indirect interest, other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity.
•	“related party” means any:
o

person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director;

o	greater than five percent (5%) beneficial owner of our common stock; or
o

immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In determining the propriety of an interested transaction with a related party, the Audit Committee will take into account, among other factors it deems important, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Our Board has delegated to the chairman of the Audit Committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000.

The Audit Committee has reviewed the following types of transactions and determined that each such type of transaction shall be deemed to be pre-approved or ratified under the terms of the Related Party Transaction Policy:

•	Employment of executive officers. Any employment by us of an executive officer if:
o

the related compensation is required to be reported in our proxy statement under the compensation disclosure requirements set forth in Item 402 of Regulation S-K under the Exchange Act, which are generally applicable to “named executive officers;” or

o

the executive officer is not an immediate family member of another executive officer or director, the related compensation would be reported in our proxy statement under the compensation disclosure requirements of Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and our Compensation Committee approved (or recommended that our Board approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of Regulation S-K.
•

Certain transactions with other companies.    Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent (10%) of the other company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the other company’s total annual revenues.

•

Certain charitable contributions.    Any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the charitable organization’s total annual receipts.

•

Transactions where all stockholders receive proportional benefits.    Any transaction where the related party’s interest arises solely from the ownership of our common stock, and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends).

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2016 regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options in the 2007 Plan and the number of securities then remaining for future issuance under the 2007 Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	3,136,232(1)	6.32(2)	541,781
Equity Compensation Plans Not Approved By Security Holders	1,094,825(3)	N/A	N/A
TOTAL	4,231,057(1)	6.32(2)	541,781

(1)	Includes 1,437,586 shares of common stock issuable pursuant to restricted stock units under our 2007 Plan.
(2)	1,437,586 shares of common stock issuable pursuant to restricted stock units under our 2007 Plan are not included in the calculation of weighted average exercise price.
(3)

On November 4, 2014, the Company granted 1,500,000 restricted stock units to former shareholders and current employees of the Company’s subsidiary, Magnus, outside the terms of the 2007 Plan in reliance on an exemption under NASDAQ Listing Rule 5635(c)(4). Of these grants, 405,175 have been forfeited. The restricted stock units vest on March 31, 2020, subject to the applicable employee’s continuous employment with the Company through such date and the satisfaction of certain business milestones. The restricted stock units were granted as an inducement for the employees to join the Company.

MATTERS RELATED TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been appointed by the Audit Committee to be our independent registered public accounting firm for the year ending December 31, 2017. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting pursuant to Proposal 2 on page 21 of this Proxy Statement.

Professional Fees

We paid the following professional fees to our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, for the years ended December 31, 2016 and 2015:

	Paid for the year ended
	December 31,
	2016	2015
	(in thousands)
Audit Fees(1)	$1,400.6	$1,273.2
Audit-Related Fees	—	—
Tax Fees(2)	46.7	26.0
All Other Fees(3)	75.0	5.0
Total	$1,522.3	$1,304.2

(1)

This category includes audit fees for services related to our annual audits of our financial statements and internal controls over financial reporting, and quarterly reviews of our financial statements performed in accordance with accounting standards generally accepted in the United States of America, and services that are normally provided by Deloitte & Touche LLP related to statutory or regulatory filings or engagements.

(2)

This category primarily includes fees for tax advice and return preparation for expatriate employees, tax planning and compliance related to our international operations, and other tax advice related to specific non-routine transactions.

(3)	This category includes subscription fees to an online accounting research tool and Deloitte Advisory’s review of processes on environmental & infrastructure projects.

Pre-Approval Policy for Independent Accountant Services

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. From time to time, however, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee may also pre-approve services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. For the year ended December 31, 2016, the Audit Committee pre-approved all such audit and non-audit services, including tax services, provided by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

With respect to 2016, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;
•

discussed with our independent auditor, Deloitte & Touche LLP, referred to as “Deloitte,” the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2016.

The Audit Committee of the Board of Directors:

Carl A. Albert, Chair

Peter R. Deutsch

D. Michael Steuert

Jason G. Weiss

MISCELLANEOUS

Proposals for the 2018 Annual Meeting

Pursuant to federal securities laws, any proposal by a stockholder proposed to be included in our proxy statement for the 2018 Annual Meeting of Stockholders must be received at our principal executive office at 2122 York Road, Oak Brook, Illinois 60523, no later than November 30, 2017. Proposals should be sent to the attention of our Corporate Secretary at our principal executive office. Pursuant to our Bylaws, in order for a stockholder’s nominee for election as a director or any other business to be properly brought before an Annual Meeting of Stockholders, the stockholder must give written notice of such stockholder’s intent to bring a matter before the Annual Meeting no earlier than November 30, 2017, and no later than December 30, 2017. If the 2018 Annual Meeting is called for a date that is not within 30 days of the anniversary of the 2017 Annual Meeting, written notice of such stockholder’s intent to bring a matter before the Annual Meeting must be received not earlier than 120 days prior to such Annual Meeting date and not  later than the close of business on the later of the 90th day prior to such Annual Meeting date or the tenth day following the date on which the first public disclosure of the date of the Annual Meeting is made. Each such notice should be sent to the attention of our Corporate Secretary at our principal executive office, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2016 is available at www.proxyvote.com. To access such materials, you will need the control/identification numbers provided to you in your Notice or your proxy card. The Annual Report to Stockholders is not part of the soliciting materials.

Availability of Information

You can obtain any of the documents that we file with the SEC (including an additional copy of our Annual Report on Form 10-K for 2016) by contacting us or the SEC. To obtain documents from us, please direct requests in writing to:

Kathleen M. LaVoy

Interim Corporate Secretary

Great Lakes Dredge & Dock Corporation

2122 York Road

Oak Brook, Illinois 60523

We will send you the requested documents without charge, excluding exhibits. In addition, this Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2016 are available at http://investor.gldd.com.

You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Copies of such materials also can be obtained at the SEC’s website, www.sec.gov or by mail from the Public Reference Room of the SEC, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the 2017 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kathleen Mackie LaVoy

Interim Corporate Secretary

March 30, 2017

APPENDIX A

GREAT LAKES DREDGE & DOCK CORPORATION

2017 LONG-TERM INCENTIVE PLAN

I.  INTRODUCTION

1.1    Purposes.  The purposes of the Great Lakes Dredge & Dock Corporation 2017 Long‑Term Incentive Plan (this “Plan”) are (i) to align the interests of the Corporation’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Corporation’s growth and success, (ii) to advance the interests of the Corporation by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long‑term best interests of the Corporation and its stockholders.

1.2    Certain Definitions.

“Affiliate” means any corporation that is a parent or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code) with respect to the Corporation.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Corporation and the recipient of such award.

“Board” shall mean the Board of Directors of the Corporation.

“Business Combination” shall have the meaning set forth in Section 5.8(b)(3).

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or, with respect to grants to Non-Employee Directors, the Nominating and Corporate Governance Committee of the Board, or subcommittees thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of Nasdaq or, if the Common Stock is not listed on Nasdaq, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Corporation, and all rights appurtenant thereto.

“Corporation” shall mean Great Lakes Dredge & Dock Corporation, a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Corporation Voting Securities” shall have the meaning set forth in Section 5.8(b)(1).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing sales price of a share of Common Stock as reported on Nasdaq on the date as of which such value is being determined or, if the Common Stock is not listed on Nasdaq, the closing sales price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(2).

“Non-Employee Director” shall mean any director of the Corporation who is not an officer or employee of the Corporation or any Affiliate.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures:  (a) net earnings (including EBITDA); (b) operating earnings, income or margin; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) gross profit or margin; (i) margins realized on delivered services; (j) cash flow, including operating cash flow, cash flow per share, free cash flow, discounted cash flow return on investment, cash flow in excess of cost of capital and cash flow margin; (k) earnings per share; (l) return on stockholders’ or common stockholders’ equity; (m) stock price; (n) return on investments; (o) return on capital or invested capital; (p) return on assets; (q) total stockholder return; (r) economic value added (income in excess of cost of capital); (s) customer satisfaction; (t) operating expenses, cost control or expense reduction; (u) ratio of operating expenses to operating revenues; (v) market share; (w) interest expense; (x) accounts receivables; (y) market penetration; (z) business expansion; (aa) cost targets; (bb) reductions in errors or omissions; (cc) management of employment practices and employee benefits; (dd) supervision of litigation; and (ee) efficiency, in each case, absolute or relative to peer-group comparative.  Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.  The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (“Adjustment Events”).  In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable performance period or during any period in which an award may be paid following a performance period, the performance goals may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such goals relate to awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Great Lakes Dredge & Dock Corporation 2007 Long‑Term Incentive Plan and each other equity plan maintained by the Corporation under which awards are outstanding as of the effective date of this Plan.

“Replacement Award” means an award granted in place of outstanding awards in connection with a Change in Control if: (i) it is of the same type as the replaced award; (ii) it has a value intended to preserve the value of the replaced award; (iii) it relates to publicly traded equity securities of the Corporation or its successor in the Change in Control or another entity that is affiliated with the Corporation or its successor following the Change in Control; and (iv) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the replaced award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions for Replacement Awards are satisfied shall be made by the Board, as constituted immediately before the Change in Control, in its sole discretion.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free‑Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Surviving Corporation” shall have the meaning set forth in Section 5.8(b)(3).

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3    Administration.  This Plan shall be administered by the Committee.  Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free‑Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards.  The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  In addition, the Committee shall have discretion to:  (i) modify the terms of any award, and authorize the exchange or replacement of Awards; provided, however, that (x) no such modification, exchange or substitution will materially impair the rights of a participant with respect to any Award previously granted without the affected participant’s written consent, (y) in no event will the Committee be permitted to reduce the purchase price of any outstanding option or SAR or to exchange or replace an outstanding option or SAR with a new option or SAR with a lower purchase or take any other action that would constitute a repricing under Section 2.4, except pursuant to Section 5.7 or in connection with a Change in Control, and (z) the Committee shall use reasonable efforts to ensure that any such modification, exchange or substitution will not violate Code Section 409A; and (ii)  determine whether a participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a participant has violated the restrictive covenants of Section 5.13.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.  The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board (or any members thereof) or the Chief Executive Officer or other executive officer of the Corporation with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding; and (ii) the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Corporation with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Corporation’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4    Eligibility.  Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Corporation and its Affiliates as the Committee in its sole discretion may select from time to time.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.  Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Corporation shall also mean employment by an Affiliate, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent.  The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence.

1.5    Shares Available.  Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 3,300,000 shares of Common Stock shall initially be available for all awards under this Plan, other than Substitute Awards (reduced by the number of shares of Common Stock subject to awards granted under any Prior Plan on or after March 17, 2017).  Subject to adjustment as provided in Section 5.7, no more than 3,300,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options.  The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Corporation to pay the purchase price or the withholding taxes related to the exercise of an option or SAR or (z) shares repurchased by the Corporation on the open market with the proceeds of an option exercise.  Shares of Common Stock subject to an award granted under this Plan or the Prior Plan that were delivered to or withheld by the Corporation to pay the withholding taxes related to a Stock Award or Performance Award under this Plan or the Prior Plan (including Performance Units, as contemplated under the Prior Plan) shall again be available for issuance under this Plan.  At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under the Prior Plans shall be available for grant under such Prior Plans or this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Corporation (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6    Per Person Limits.  To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Corporation to any person shall be 1,000,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock that may be granted during any fiscal year of the Corporation to any person shall be 500,000, subject to adjustment as provided in Section 5.7; and (iii) the maximum amount that may be payable with respect to Performance Awards denominated in cash that may be granted during any fiscal year of the Corporation to any person shall be $5,000,000;  provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for awards granted to a participant in the year in which such participant’s employment with the Corporation commences.  The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be paid or granted during any fiscal year of the Corporation to any Non-Employee Director shall not exceed $500,000; provided, however, that the per person limit set forth in this sentence shall be multiplied by two with respect to compensation and awards granted to any Non-Executive Chairman of the Board.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1    Stock Options.  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee.  Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Corporation or any Affiliate) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of Shares and Purchase Price.  The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Corporation (or of any Affiliate) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Corporation, over (y) the aggregate purchase price of such shares.

(b)    Option Period and Exercisability.  The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an exercise would violate applicable securities laws, the Nonqualified Stock Option will be exercisable no more than 30 days after the exercise of the option first would no longer violate applicable securities laws.  Notwithstanding anything herein to the contrary, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option.  The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)    Method of Exercise.  An option may be exercised (i) by giving written notice to the Corporation specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Corporation’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Corporation) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Corporation to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Corporation to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Corporation any Tandem SARs which are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Corporation may reasonably request.  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Corporation’s satisfaction).

2.2    Stock Appreciation Rights.  The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.  The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of SARs and Base Price.  The number of SARs subject to an award shall be determined by the Committee.  Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.  The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option.  The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Corporation, over (y) the aggregate base price of such shares.

(b)    Exercise Period and Exercisability.  The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant; provided, however, that if an exercise would violate applicable securities laws, the Free-Standing SAR will be exercisable no more than 30 days after the exercise of the Free-Standing SAR first would no longer violate applicable securities laws.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR.  The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free‑Standing SAR, only with respect to a whole number of SARs.  If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Corporation as determined pursuant to Section 3.2(d).  Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Corporation with respect to the shares of Common Stock subject to such SAR.

(c)    Method of Exercise.  A Tandem SAR may be exercised (i) by giving written notice to the Corporation specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Corporation any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Corporation may reasonably request.  A Free-Standing SAR may be exercised (A) by giving written notice to the Corporation specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Corporation may reasonably request.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Corporation’s satisfaction).

2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Corporation of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4    No Repricing.   The Committee shall not, without the approval of the stockholders of the Corporation, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5    No Dividend Equivalents.   Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III.  STOCK AWARDS

3.1    Stock Awards.  The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee.  The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2    Terms of Restricted Stock Awards.  Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)    Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Corporation during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Corporation during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Stock Issuance.  During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award.  All such certificates shall be deposited with the Corporation, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Corporation of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Corporation’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)    Rights with Respect to Restricted Stock Awards.  Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Corporation, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock.  Notwithstanding the foregoing, all distributions and dividends with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Corporation and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution or dividend was made.

3.3    Terms of Restricted Stock Unit Awards.  Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)    Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Corporation during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Corporation during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Settlement of Vested Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units.   Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Corporation with respect to the shares of Common Stock subject to such award.

3.4    Other Stock Awards.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Corporation to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion.   Notwithstanding anything herein to the contrary, any dividend equivalents with respect to an award shall be subject to the same vesting conditions as the underlying award.

3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Corporation of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.  PERFORMANCE AWARDS

4.1    Performance Awards.  The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards.  Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Value of Performance Awards and Performance Measures.  The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)    Vesting and Forfeiture.  The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)    Settlement of Vested Performance Awards.  The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof.  If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Corporation as determined pursuant to Section 3.2(d).  Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award.  Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Corporation.

4.3    Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Corporation of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V.  GENERAL

5.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Corporation for approval at the Corporation’s 2017 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date on which the Plan was approved by stockholders.  This Plan shall terminate as of the first annual meeting of the Corporation’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board.  In the event that this Plan is not approved by the stockholders of the Corporation, this Plan and any awards hereunder shall be void and of no force or effect.  If approved by stockholders of the Corporation, no new awards shall be granted under any Prior Plan following such approval.

5.2    Amendments.  The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Corporation’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of Nasdaq, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3    Agreement.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  No award shall be valid until an Agreement is executed by the Corporation and, to the extent required by the Corporation, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Corporation within the time period specified  by the Corporation, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability.  No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person.  Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5    Tax Withholding.  The Corporation shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.  An Agreement may provide that (i) the Corporation shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Corporation; (B) delivery (either actual delivery or by attestation procedures established by the Corporation) to the Corporation of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Corporation to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Corporation to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Corporation, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6    Restrictions on Shares.  Each award made hereunder shall be subject to the requirement that if at any time the Corporation determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Corporation.  The Corporation may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7    Adjustment.   In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Corporation to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Corporation to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award, as set forth in Section 1.6, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Corporation, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8    Change in Control.    Notwithstanding anything contained in this Plan or any award Agreement to the contrary, in the event of a Change in Control (as defined below) pursuant to which the outstanding awards are not replaced with Replacement Awards, the following shall occur upon a Change in Control with respect to any such awards outstanding as of such Change in Control:

(1)	any and all options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable for the remainder of their term;
(2)	any restrictions imposed on Stock Awards shall lapse and all Stock Awards shall become fully vested;
(3)	Performance Awards shall vest or become exercisable or payable in accordance with the applicable Agreements; and
(4)

the Board (as constituted prior to such Change in Control) may, in its discretion, require outstanding awards, in whole or in part, to be surrendered to the Corporation by the holder, and to be immediately cancelled by the Corporation, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to the terms of the underlying Agreement, whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to the terms of the underlying Agreement; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Corporation pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above

; provided, however, that awards that provide for a deferral of compensation within the meaning of Section 409A of the Code shall be settled in accordance with the applicable Agreements, subject to the terms of the Plan and Section 409A of the Code

(b)    For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(1)

the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 33-1/3% of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Corporation Voting Securities”) is accumulated, held or acquired by a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified, and used in Sections 13(d) and 14(d) thereof) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, holders of capital stock of the Corporation as of the date hereof or an affiliate thereof, any corporation owned, directly or indirectly, by the Corporation’s stockholders in substantially the same proportions as their ownership of stock of the Corporation); provided, however that any acquisition from the Corporation or any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph (3) of this paragraph will not be a Change in Control under this subparagraph (1), and provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of twenty-five percent (25%) or more of the Corporation Voting Securities; or

(2)

individuals who, as of the date of Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)

consummation by the Corporation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination: (i) more than 50.1% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly by Corporation Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Corporation Voting Securities; (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 33-1/3% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Corporation existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)	approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

5.9    Deferrals.  The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10    No Right of Participation, Employment or Service.  Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan.  Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Corporation or any Affiliate or affect in any manner the right of the Corporation or any Affiliate to terminate the employment or service of any person at any time without liability hereunder.

5.11    Rights as Stockholder.  No person shall have any right as a stockholder of the Corporation with respect to any shares of Common Stock or other equity security of the Corporation which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12    Designation of Beneficiary.  To the extent permitted by the Corporation, a holder of an award may file with the Corporation a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity.  To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Corporation.  Each beneficiary designation shall become effective only when filed in writing with the Corporation during the holder’s lifetime on a form prescribed by the Corporation.  The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  The filing with the Corporation of a new beneficiary designation shall cancel all previously filed beneficiary designations.  If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13    Restrictive Covenants.  An Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the participant breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Agreement, whether during or after termination of employment or service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the participant will forfeit, to the maximum extent permitted by applicable law:

(a)    any and all awards granted to him or her under the Plan, including awards that have become vested and exercisable;

(b)    the profit the participant has realized on the exercise of any options or SAR, which is the difference between the purchase price and the Fair Market Value of any option the participant exercised after terminating employment or service and within the six month period immediately preceding the participant’s termination of employment or service (the participant may be required to repay such difference to the Corporation);

(c)    the profit the participant has realized on any Stock Awards or stock-settled Performance Awards, which shall mean, the proceeds realized upon the disposition of any portion of such award which became vested after terminating employment or service and within the six month period immediately preceding the participant’s termination of employment or service (the participant may be required to repay such amount to the Corporation); and/or

(d)    the amount participant realized with respect to any cash-settled Performance Awards, which shall mean the dollar value of such award which became vested after terminating employment or service and within the six month period immediately preceding the participant’s termination of employment or service (the participant may be required to repay such amount to the Corporation).

5.14    Awards Subject to Clawback.  The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Corporation or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Corporation may adopt from time to time, including without limitation any such policy which the Corporation may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.15    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.16    Foreign Employees.  Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its Affiliates operates or has employees.

GREAT LAKES DREDGE & DOCK CORPORATION ATTN: Kathleen M. LaVoy 2122 YORK ROAD OAK BROOK, IL 60523 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” A l l Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 1. Election of Directors Nominees 01 Ryan J. Levenson 02 Michael J. Walsh The Board of Directors recommends you vote FOR proposals 2, 3 and 5; and ONE YEAR for proposal 4. For Against Abstain 2 To ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year 0 0 0 ending December 31, 2017; 3 To approve, on a non-binding advisory basis, the Company's executive compensation; 0 0 0 1 year 2 years 3 years Abstain 4 To recommend, by non-binding vote, the frequency of executive compensation votes; 0 0 0 0 For Against Abstain 5 To approve the Great Lakes Dredge & Dock Corporation 2017 Long-Term Incentive Plan; and 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000325704_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com 0000325704_2 R1.0.1.15 GREAT LAKES DREDGE & DOCK CORPORATION Annual Meeting of Stockholders May 11, 2017 at 8:00 AM Central Daylight Time This proxy is solicited by the Board of Directors The undersigned stockholder of Great Lakes Dredge & Dock Corporation hereby constitutes and appoints Mark W. Marinko and Kathleen M. LaVoy, each of them acting singly, as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the 2017 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation, referred to as the ÒCompany,Ó to be held at the DoubleTree Hilton Hotel Chicago - Oak Brook, Ogden Room, 1909 Spring Road, Oak Brook, IL 60523 on Thursday, May 11, 2017 at 8:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof, the number of votes the undersigned would be entitled to cast if present. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3, AND 5; AND ONE YEAR FOR PROPOSAL 4. (Continued and to be signed on reverse side)